EXHIBIT 7

English translation for informational purposes only.
Execution Version

IRREVOCABLE SECURITY, AND MANAGEMENT TRUST AGREEMENT NUMBER CIB/4007 (“AGREEMENT” AND THE TRUST ESTABLISHED THEREUNDER, THE “TRUST”), ENTERED INTO BY AND BETWEEN:

(A)	SERVICIOS DE TECNOLOGÍA AEROPORTUARIA, S.A. DE C.V. (“SETA” OR THE “SETTLOR”), AS SETTLOR AND SECONDARY BENEFICIARY;

(B)
SCOTIABANK INVERLAT, S.A., INSTITUCIÓN DE BANCA MÚLTIPLE, GRUPO FINANCIERO SCOTIABANK INVERLAT, ACTING AS COLLATERAL AGENT, ON BEHALF AND FOR THE BENEFIT OF THE SECURED CREDITORS, AS PRIMARY BENEFICIARY (TOGETHER WITH ITS SUCCESSORS AND ASSIGNS, THE “PRIMARY BENEFICIARY” OR THE “COLLATERAL AGENT”); AND

(C)	CIBANCO, S.A., INSTITUCIÓN DE BANCA MÚLTIPLE, AS TRUSTEE (TOGETHER WITH ITS SUCCESSORS AND ASSIGNEES, THE “TRUSTEE”),

PURSUANT TO THE FOLLOWING RECITALS, REPRESENTATIONS, AND CLAUSES:

RECITALS

FIRST. On July 31, 2022, Fintech Holdings, Inc., Bagual S.à r.l., Grenadier S.à r.l., Pequod S.à r.l., Harpoon S.à r.l. and Expanse S.à r.l., as sellers, CONCESSOC 31 SAS (“Concessoc”), as buyer, SETA, Aerodrome Infrastructure S.À R.L (“Aerodrome”), as acquired companies, Fintech Investments Ltd, as seller guarantor, and Vinci Airports S.A.S., as purchaser guarantor, entered into a share purchase agreement (“Share Purchase Agreement”).

SECOND. On December 1, 2022, the shareholders of SETA authorized the execution of this Agreement A copy of the aforementioned corporate resolutions is attached hereto as Exhibit A.

THIRD. On December 2, 2022, Concessoc, as borrower, several lenders, Scotiabank Inverlat, S.A., Institución de Banca Múltiple, Grupo Financiero Scotiabank Inverlat, as administrative agent (the “Administrative Agent”), HSBC México, S.A., Institución de Banca Múltiple, Grupo Financiero HSBC, Scotiabank Inverlat S.A., Institución de Banca Múltiple, Grupo Financiero Scotiabank Inverlat, and Banco Inbursa, S.A., Institución de Banca Múltiple, Grupo Financiero Inbursa, as lead arrangers, among others, entered into a credit and guaranty agreement for the amount of up to $8,750,000,000.00 (eight thousand seven hundred and fifty  million 00/100 Mexican pesos), the proceeds of which will be used, among other purposes, to partially finance the acquisition that is subject matter of the Share Purchase Agreement (the “Credit Agreement”). A copy of the Credit Agreement and the Guarantee Agreement (as such term is defined below) is attached hereto as Exhibit B.

FOURTH. On December 7, 2022, each of SETA and Aerodrome, as guarantors, entered into a guarantor joinder agreement, pursuant to which they became guarantors under the Credit Agreement (the "Guarantor Joinder Agreement").

FIFTHTH. In addition to the execution of this Agreement, pursuant to the terms set forth in the Credit Agreement, the parties agreed to enter into (i) an ordinary share pledge agreement for the purpose of creating and perfecting a first priority pledge  in favor of the Primary Beneficiary, in its capacity as Collateral Agent acting for the benefit of the Secured Creditors the totality of the shares representing the capital stock of SETA and (b) 49,766,000 series BB, common shares, representing the fixed portion of the capital stock of Grupo Aeroportuario del Centro Norte, S.A.B. de C.V. (“OMA”), owned by SETA, and (ii) a securities pledge agreement for the purpose of creating and perfecting a first priority pledge in favor of the Primary Beneficiary, in its capacity as Collateral Agent, acting for the benefit of the Secured Creditors with Scotiabank Inverlat Casa de Bolsa, S.A. de C.V., Grupo Financiero Scotiabank Inverlat as manager of the pledge agreement regarding 7,516,377 series B shares representing the capital stock of OMA owned by SETA and 58,529,833 series B shares representing the capital stock of OMA owned by Aerodrome, and (iii) a non-possessory pledge agreement for the purpose of creating and perfecting a first priority pledge in favor of the Pledgee, in its capacity as Collateral Agent acting for the benefit of the Secured Creditors with respect to certain bank accounts of Concessoc and Aerodrome.

REPRESENTATIONS

I.	The Settlor, through its attorney-in-fact, represents that:

(a) Is a variable capital stock company (Sociedad anónima de capital variable), legally organized and validly existing under the laws of Mexico.

(b) Its attorneys-in-fact have the necessary legal authority to execute this Agreement on its behalf, and to transfer the ownership and title to the assets comprising the Trust Property (as defined below), which authority, as of the date hereof, has not been modified, restricted, limited, or revoked in any way.

(c) (i) In accordance with its corporate purpose, it has sufficient legal capacity to enter into this Agreement, and (ii) it is fully authorized and has obtained the necessary authorizations and approvals to enter into this Agreement, transfer the ownership and title of the assets comprising the Trust Property and comply with its obligations under this Agreement.

(d) The execution of this Agreement and the performance of its obligations hereunder will not constitute a breach or default or an event of early redemption of, or pursuant to, (i) any agreement to which it is a party or to which its respective property is bound, (ii) the Applicable Law (as defined below), (iii) its bylaws, or (iv) any order, license, permit, concession of any kind, authorization, court judgment, award, or instrument of any kind concerning it or to which it is a party.

(e) (i) It is the sole and legal owner of the assets that are transferred to the Trust Property on the date of its execution, and (ii) in any case, it will be the sole and legal owner of the assets that are transferred to the Trust Property in the future during the term thereof.

(f) It agrees to transfer to the property of the assets owned or held by it to the Trustee to be part of the Trust Property in compliance with the terms of this Agreement.

(g) The transfer of ownership of the assets that are or will be part of the Trust Property constitutes or will constitute a valid transfer of such assets for the purposes and performance of the Trust Purposes (as defined below), as of the date on which each transfer is made, as applicable.

(h) It has expressly and irrevocably instructed OMA, and OMA has agreed that any Distribution (as defined below) to which SETA is entitled shall be deposited directly into the Peso Concentrating Account (as defined below), as applicable, without any deduction, set off, reduction or claim whatsoever. A copy of such instruction is attached to this Agreement as Exhibit C.

(i) There is no action or proceeding (judicial, administrative, or otherwise) initiated, pending, or threatened before or by any third party or Governmental Authority (as defined below) (including the Ministry of Infrastructure, Communication, and Transportation (Secretaría de Infraestructura, Comunicaciones y Transportes)), court, or arbitrator against, relating to, or which would adversely affect (i) the Settlor, (ii) the legality, enforceability, or validity of this Agreement or any of the Credit Documents (as defined below), (iii) the ownership or title to the assets comprising the Trust Property, and/or (iv) the legality or validity of the transfer of such assets to the Trust Property pursuant to and for all purposes provided in this Agreement.

(j) It does not require the consent, authorization, license, or registration of any Governmental Authority or any third party for the execution of this Agreement.

(k) SETA is the legal owner of (i) 7,516,377 Series “B” shares and (ii) 49,766,000 Series BB shares representing the capital stock of OMA (collectively, the “OMA Shares Owned by SETA”).

(l) (i) The property or funds that are or will be transferred to the Trust Property come from lawful sources and activities, (ii) there is no connection between the origin or source or destination of such property or funds with illicit activities or actions that support terrorist groups or activities related to money laundering, and (iii) in accordance with the provisions of Article 17 of the Federal Law for the Prevention and Identification of Transactions with Resources from Illegal Sources (Ley Federal para la Prevención e Identificación de Operaciones con Recursos de Procedencia Ilícita), it hereby represents that it has not carried out and agrees not to carry out vulnerable activities through this Trust.

(m) It is aware and acknowledges that the execution of this Agreement binds it to deliver to the Trustee, on an annual basis or as requested by the latter, updated information in connection with the Know Your Customer Policies of the Trustee in order for the Trustee to be able to comply with the requirements of Article 115 of the LIC (as defined below), the Applicable Law, and the internal policies of the Trustee for the prevention of money laundering. It also acknowledges that the delivery of false or fraudulent information or documentation constitutes an offense under the provisions of the Applicable Law. It acknowledges that the failure to deliver the information or documentation reasonably required by the Trustee and necessary to keep its files updated to comply with the “KYC” (know your customer) policies in accordance with the LIC, and the applicable banking regulations for the prevention of money laundering, entitles the Trustee to not carry out any instruction issued to it until the respective documents and information are delivered, in order to prevent the Trustee from incurring any type of default before the regulatory authorities.

(n) Prior to the execution of this Agreement, the Trustee invited and suggested the Trustee to obtain from the professional, law firm, or firm of its choice the advice and support regarding the scope, consequences, procedures, implications, and in general legal and tax matters directly or indirectly related to this Trust, and its support in the negotiation and assessment of the legal and tax risk of the final text to be executed, since the Trustee will not be responsible for such matters; in this regard, the Trustee will not be liable for any inefficiency, if any, resulting from the structure of the Trust or resulting from any modifications to the tax laws or, in general, to the Applicable Law and, therefore, of the tax consequences of the Trust.

(o) In connection with the immediately preceding representation, it wishes to exercise the option to comply, at its own expense, with the obligations provided in the tax regulations in connection with all matters related to this Trust.

(p) The Trustee made available to it in due course, prior to the execution of the Trust, even prior to the delivery of its data and/or that of its personnel, the privacy notice available at the website www.cibanco.com.

(q) It wishes to enter into this Agreement and to be bound by its terms, for the purposes and effects contemplated herein and, specifically, in order to secure the timely and prompt performance of the Secured Obligations (as defined below), in accordance with the terms and conditions provided in the Credit Agreement.

(r) It is aware and agrees that the Trustee is not and will not be liable in any way for the truthfulness, legitimacy, authenticity, or legality of the Credit Documents, other than this Agreement, and that the Trustee, unless it is a party thereto and entered into such documents pursuant to the instructions of the party authorized to do so under this Trust, will not be bound in any way under the terms and conditions of such agreements, any other documents, and the respective exhibits thereto.

(s) It acknowledges and agrees that, pursuant to Article 115 of the LIC, the Trustee shall immediately suspend the performance of its services with those clients who are on the lists of restricted persons (“Restricted Persons List”), which will be periodically communicated to the Trustee by the Ministry of Finance and Public Credit (Secretaría de Hacienda y Crédito Público). In this regard, the Settlor acknowledges and agrees that in the event that it is on the Restricted Persons List, the Trustee shall cease the performance of its services and report such circumstance to the Ministry of Finance and Public Credit.

(t) It is not a U.S. entity, nor are the shareholders of its shares or membership interests citizens or residents of the United States of America for tax purposes, therefore, neither the entity nor the shareholders are required to calculate or pay any taxes in the United States of America. This representation constitutes a self-certification in accordance with the provisions of the “Agreement between the SHCP of the United Mexican States and the U.S. Department of the Treasury to improve international tax compliance including with respect to FATCA” (“FATCA Agreement”) signed in Mexico City on April 9, 2014, and which is derived from the U.S. legal regulation called “Foreign Account Tax Compliance Act” (“FATCA”). Accordingly, the Settlor represents that, by virtue of the execution of this Agreement, there is no obligation to report or inform any Mexican or foreign federal authority of any foreign tax obligations in accordance with the provisions of the FATCA Agreement, which it represents to know.

(u) It wishes to appoint CIBanco, S.A., Institución de Banca Múltiple, as trustee under the terms of this Agreement, who has accepted its position as of the execution date of this Agreement.

(v) The Trust is not a trust whereby business activities are carried out, since none of the cases of Article 16 of the Federal Tax Code (Código Fiscal de la Federación) and, therefore, of Article 13 of the Income Tax Law (Ley del Impuesto Sobre la Renta), and the Miscellaneous Fiscal Resolution (Resolución Miscelanea Fiscal) in effect as of this date, apply.

(w) It is Solvent (as defined below).

(x) It has not initiated, nor is aware that any commercial bankruptcy, insolvency, dissolution, or liquidation proceeding has initiated against it or is imminent.

(y) This Agreement constitutes a legal, valid, and enforceable obligation against it in accordance with its terms and the laws of Mexico.

(z) It is in compliance with the Applicable Law and is not aware of any circumstance, event, or reason that could give rise to a Material Adverse Effect (as defined below).

(aa)            It enters into this Agreement in good faith and there is no willful misconduct, error, bad faith, injury, or defect of consent in its execution, purpose, and other terms and conditions, that may cause or result in any type of nullity.

(bb)            It accepts, acknowledges, and agrees that (i) the granting of the credit in favor of Concessoc by the Secured Creditors is in and for the ultimate benefit the Settlor, (ii) it has received or will receive substantial direct and/or indirect benefits from the financing agreements contemplated in the Credit Agreement and the other Credit Documents, and the Trust contemplates such benefits; and (iii) by reason of the business relationship that the Settlor has with Concessoc, the execution of the Credit Agreement has generated and will generate direct and indirect benefits for it; therefore, it is its will to enter into this

Agreement in order to guarantee the full and timely performance of the Secured Obligations of Concessoc and each Credit Party under the Credit Agreement.

(cc) It acknowledges that the Primary Beneficiary is acting for the benefit of the Secured Creditors.

(dd)            Is aware and agrees that the Trustee does not know and should not know the terms and conditions of any agreements relating to and arising out of this Agreement which have been or are entered into by the parties hereto; it being understood that the Trustee is not and shall not be responsible in any manner whatsoever for the truthfulness, legitimacy, authenticity or legality of such agreements and that the Trustee, unless it is a party thereto and unless it enters them pursuant to instructions received hereunder, is not and shall not be bound in any manner whatsoever by the terms and conditions of such agreements, any other documents and their respective exhibits relating to such agreements. It further acknowledges that the responsibility for the legitimacy, authenticity and legality of the agreements referred to in this representation is and shall be the direct and exclusive responsibility of the parties thereto.

II.	The Primary Beneficiary, through its attorneys-in-fact, represents that:

(a) It is (i) a full service bank (institución de banca múltiple) legally organized and validly existing under the laws of Mexico, (ii) legally authorized to conduct business in Mexico as a [full service bank providing trust services], and (iii) has the necessary powers and authority to perform its obligations and exercise its rights under this Agreement.

(b) Their attorneys-in-fact have the necessary powers and authority and have obtained all necessary corporate authorizations to enter into this Agreement on behalf of the Primary Beneficiary; and such authority has not been revoked or limited in any way as of this date.

(c) It enters into this Agreement as Primary Beneficiary, on behalf of and for the benefit of the Secured Creditors under the Credit Agreement.

(d) Is aware and acknowledges that the execution of this Agreement binds it to deliver to the Trustee, on an annual basis or as requested by the Trustee, with updated information in connection with the Trustee's Know Your Customer Identification and Know Your Customer; the foregoing, so that the Trustee  is in a position to comply with the requirements of Article 115 of the LIC (as defined below), the Applicable Law, as well as the Trustee's internal policies for the prevention of money laundering. The Trustee further acknowledges that the provision of false or fraudulent information or documentation constitutes an offense under the terms of the Applicable Law and acknowledges  that the failure to provide such information or documentation as the Trustee reasonably required and necessary to keep its records up to date in order to comply with the "KYC" (know your customer) in accordance with the LIC and the applicable banking regulations for the prevention of money laundering, the Trustee may not carry out any instruction issued in its charge until the respective documents and information are delivered to it in order to prevent the Trustee from incurring in any type of non-compliance before the regulatory authorities.

(e) Prior to the execution of this Agreement, the Trustee invited and suggested the Trustee to obtain from the professional, law firm or firm of its choice the advice and support as to the scope, consequences, procedures, implications and in general legal and tax matters directly or indirectly related to this Trust as well as its support in the negotiation and evaluation of the legal and tax risk of the final text to be executed, provided that the Trustee shall not be responsible for such matters; in this regard, the Trustee shall not be liable for any inefficiency, if any, resulting from the structure of the Trust or resulting from any modifications to the tax laws or, in general, to the Applicable Law and, therefore, of the tax consequences of the Trust.

(f) In connection with the immediately preceding representation, it is its willingness to exercise the option to comply, at its own expense, with the obligations provided for in the tax regulations in connection with all matters related to this Trust.

(g) The Trustee made available to it in due time, prior to the execution of the Trust, even before the delivery of its data and/or that of its personnel, the privacy notice contained in the web page www.cibanco.com.

(h) Is aware and agrees that the Trustee is not and shall not be responsible in any way for the truthfulness, legitimacy, authenticity or legality of the Credit Documents, other than this Agreement and that the Trustee, except as a party thereto and pursuant to the instructions of the party entitled thereto under this Trust, shall not be bound in any way by the terms and conditions of such agreements, any other documents and their respective exhibits relating thereto.

(i) Acknowledges and accepts that, in compliance with Article 115 of the LIC, the Trustee shall immediately suspend the performance of its services with those clients that are on the Restricted Persons List, which will be periodically communicated to the Trustee by the Ministry of Finance and Public Credit. In this regard, the Trustee acknowledges and agrees that in the event of being on the Restricted Persons List, the Trustee shall cease the performance of its services and report such situation to the Ministry of Finance and Public Credit.

(j) Is aware and agrees that the Trustee does not know and should not know the terms and conditions of those agreements related to and derived from this Agreement, which have been or are entered into by the parties hereto; it being understood that the Trustee is not and shall not be responsible in any manner whatsoever for the truthfulness, legitimacy, authenticity or legality of such agreements and that the Trustee, unless a party thereto and entered into pursuant to instructions received hereunder, is not and shall not be bound in any manner whatsoever by the terms and conditions of such agreements, any other documents and their respective exhibits relating to such agreements.

III.	The Trustee, through its trustee delegates, represents that:

(a) It is a commercial banking institution, legally organized and existing under the laws of Mexico and is also legally authorized to operate as a commercial banking institution pursuant to the provisions of Article 8 of the LIC.

(b) Its trustee delegates have sufficient and necessary authority to enter into the Trust on its behalf and to bind it by its terms, and such authority has not been revoked, modified, and/or limited in any way as of this date.

(c) It is legally authorized to act as a credit institution and, in accordance with its bylaws, is authorized to provide trust services and to enter into this Agreement.

(d) The execution of this Agreement and the performance of its obligations hereunder, does not constitute a violation or breach to the Applicable Law, its bylaws or any agreement entered into among its shareholders; nor does it constitute a violation or breach of any contract, agreement, legal act, order, license, permit, concession of any kind, authorization, court judgment, award, or instrument concerning it or to which it is a party.

(e) It is its intention and will to enter into this Agreement, and if applicable, any other Credit Documents, and to ratify its appointment as Trustee, and to carry out any and all actions required or convenient for the performance of the Trust Purposes, and to comply with its obligations as provided in the Trust and the Applicable Law.

(f) It enters into this Agreement in its capacity as Trustee, and the representations and covenants herein are not intended to be personal, nor are they intended to bind it personally, but are made and binding upon it with respect to the Trust Property.

(g) It has expressly explained to the parties the terms and legal consequences of Article 106 (one hundred six), Section XIX (nineteen), subsection b) of the LIC, and the applicable text of Circular Letter 1/2005 and the amendments to such Circular Letter, with respect to the prohibitions that limit it pursuant to the law and the provisions in force, the content of which, as applicable, is transcribed in the Clause referring to “legal prohibitions” set forth below in this Agreement.

(h) Prior to the execution of the Agreement, it invited and suggested the Settlor and the Primary Beneficiary to obtain from a professional, company, or firm of their choice, the advice and support regarding the scope, consequence, procedures, implications and in general legal and tax matters directly or indirectly related to the Trust, and their support in the negotiation and assessment of the legal and tax risk of the final text to be executed, since the Trustee is not responsible for the legal consequences that may arise from the lack of knowledge thereof.

(i) It enters into this Agreement solely in a trustee capacity, and therefore, the representations made and obligations undertaken under the terms hereof are made and undertaken solely in a trustee capacity and not in a personal capacity.

IN WITNESS WHEREOF, pursuant to the representations contained herein, the Parties agree to submit to the following:

CLAUSES

FIRST. Definitions. Capitalized terms used in this Agreement that are not defined in any other Clause or Section hereof will have the meanings given to them below, on the understanding that capitalized terms not defined in this Agreement will have the meaning given to such terms in the Credit Agreement.

“OMA Shares Owned by SETA" has the meaning ascribed to it in the Representations section.

“Borrowers” has the meaning given to such term in the Credit Agreement.

“Secured Creditors” has the meaning given to such term in the Credit Agreement.

“FATCA Agreement” has the meaning given to such term in the Representations section.

“Securities Pledge Manager” has the meaning given to such term in the Recitals.

“Aerodrome” has the meaning given to such term in the Recitals.

“Collateral Agent” means Scotiabank Inverlat, S.A., Institución de Banca Múltiple, Grupo Financiero Scotiabank Inverlat, acting as collateral agent, on behalf of and for the benefit of the Secured Creditors.

"Initial Contribution" means the amount of $1.00 (one Peso 00/100) that the Settlor contributes to the Trust Property on the date of execution of the Trust.

“Governmental Authority” has the meaning given to such term in the Credit Agreement.

“Auction Notice” has the meaning given to such term in Clause Tenth.

“Investment Bank” has the meaning given to such term in Clause Tenth.

“Circular Letter” or “Circular Letter 1/2005” means the Rules to which credit institutions; brokerage firms; insurance institutions; surety bond institutions, and limited purpose financial companies and financiera rural must adhere to in trust transactions, as published by the Mexican Central Bank (Banco de México) and as amended from time to time.

“Earnest Money” has the meaning given to such term in Clause Tenth.

“Concessoc” has the meaning ascribed to it in the Representations section.

“Agreement” or “Trust Agreement” means this irrevocable security, and management trust agreement number CIB/4007, including all Exhibits and Schedules attached hereto, as amended, modified, supplemented, or restated.

"Contribution Agreement" has the meaning ascribed to such term in Section 2.1(ii).

"Guarantor Joinder Agreement" has the meaning ascribed to such term in the Recitals section.

“Technical Assistance Agreement” has the meaning given to such term in the Recitals.

“Credit Agreement” has the meaning given to such term in the Recitals.

“Ordinary Pledge Agreement” has the meaning given to such term in the Recitals.

“Securities Pledge Agreement” has the meaning given to such term in the Recitals.

“CRS” stands for Common Reporting Standards.

“Peso Concentration Account” has the meaning given to such term in Clause 6.1.

“SETA Periodic Expenses Reserve Account” has the meaning given to such term in the Credit Agreement.

“SETA Debt Service Reserve Account” has the meaning given to such term in the Credit Agreement.

“Trust Accounts” has the meaning given to such term in Clause 6.1.

“Depositary” has the meaning given to such term in Clause 2.7.

“TAA Rights” means the collection rights and accounts receivable under the Technical Assistance Contract, as well as the amounts derived from such collection rights and accounts receivable, which will be contributed to the Trust Patrimony in terms of the Contribution Agreement.

“Business Day” has the meaning given to such term in the Credit Agreement.

“Provisions” has the meaning given to such term in Clause Nineeenth.

"Distributions" means the aggregate reference to amounts in respect of dividends, liquidation shares, capital reductions, redemptions and any other distributions to which SETA is entitled in respect of the OMA Shares owned by SETA.

“Credit Documents” has the meaning given to such term in the Credit Agreement.

“Dollar” means the legal tender in the United States of America.

“Material Adverse Effect” has the meaning given to such term in the Credit Agreement.

“Event of Default” has the meaning given to such term in the Credit Agreement.

 “FATCA” has the meaning given to such term in the Representations section.

“Primary Beneficiary” has the meaning given to such term in the preamble of this agreement.

“Trust” has the meaning given to such term in Clause 2.1.

“Settlor” means SETA.

“Trustee” has the meaning given to such term in the preamble of this Agreement.

“Trust Purposes” has the meaning given to such term in Clause Fourth.

“Authorized Officers” has the meaning given to such term in Clause Fifteenth.

“Lien” means any mortgage, pledge, trust agreement, security interest, lien (imposed by law or otherwise), levy, or preemptive right, privilege, or any security interest of any nature or kind (including any conditional sale or any reservation of title agreement, any easement, right-of-way, or any other encumbrance on any real property right, or any financing having substantially the same economic effect as any of the foregoing).

“Information” has the meaning given to such term in Clause Twentieth.

“Tax Information” has the meaning given to such term in Clause Sixteenth.

“Sale Instruction” has the meaning given to such term in Clause Tenth.

“Permitted Investments” has the meaning given to such term in Clause Eighteenth.

“Applicable Law” has the meaning given to such term in the Credit Agreement.

“LGSM” means the General Law of Companies (Ley General de Sociedades Mecantiles).

“LGTOC” means the General Law of Negotiable Instruments and Credit Transactions (Ley General de Títulos y Operaciones de Crédito).

“LIC” means the Credit Institutions Law (Ley de Instituciones de Crédito).

“Restricted Persons List” has the meaning given to such term in the Representations section.

“Mexico” means the United Mexican States.

“Notice of Default” means the written notice delivered by the Primary Beneficiary to the Trustee, whereby it makes the Trustee aware of the existence of an Event of Default in terms of, and under, the Credit Agreement, substantially in the form attached hereto as Exhibit D.

“Trustee Notice” has the meaning given to such term in Clause Tenth.

“Secured Obligations” has the meaning given to such term in the Credit Agreement.

“OMA” has the meaning given to such term in the Recitals.

“Parties” means, collectively, all parties to this Agreement.

“Loan Parties” has the meaning given to such term in the Credit Agreement.

“Trust Property” has the meaning given to such term in Clause Fifth.

“Designated Property” has the meaning given to such term in Clause Tenth.

“Person” has the meaning given to such term in the Credit Agreement.

“Peso” means the legal tender in Mexico.

“Grace Period” has the meaning given to such term in Clause Tenth.

“RUG” means the Sole Registry of Personal Property Guarantees (Registro Único de Garantías Mobiliarias).

“SETA” has the meaning given to such term in the preamble of this agreement.

“Foreclosure Request” has the meaning given to such term in Clause Tenth.

“Solvent” means, with respect to any Person at any time, that such Person is not under the event of Article 2166 of the Federal Civil Code (Código Civil Federal), or any of the grounds to be declared in bankruptcy pursuant to the provisions of Articles 9, 10, and 11 of the Bankruptcy Law (Ley de Concursos Mercantiles), or the event established in Article 229, Section V of the LGSM or similar or related provisions pursuant to the laws applicable to such Person.

“Appraisal Value of the Authorized Appraiser” has the meaning given to such term in Clause Tenth.

“Authorized Appraiser” has the meaning given to such term in Clause Tenth.

The parties hereto accept, acknowledge, and agree that the rules below will be the basis for interpreting the provisions of this Trust Agreement: (i) capitalized terms will equally apply in the singular and plural forms in accordance with their respective meanings; (ii) if required by context, any pronoun will be deemed to include the relevant masculine, feminine, or neuter form; (iii) references to the Trust Agreement and/or any other contract, agreement, or document, or any specific provision thereof, will be construed as references to such instrument or provision as amended in accordance with their respective terms; (iv) references to any laws, rules, regulations, codes, and other general provisions, decrees, or regulations in this Trust Agreement will be construed as references to such laws, rules, regulations, codes, provisions, or regulations, as amended, modified, supplemented, or replaced, and will include any regulations or rules enacted thereunder, and any judicial or administrative interpretation of such laws, rules, regulations, codes, or provisions; (v) references in this

Agreement to Sections, Clauses, subsections, paragraphs, and Exhibits will be construed as references to Sections, Clauses, subsections, paragraphs, and Exhibits of this Agreement, unless otherwise expressly provided or inferred from the context; (vi) any and all Exhibits attached to this Trust Agreement is an integral part hereof; (vii) the words “including” “includes”, and “include” will be deemed to be followed by the phrase “without limitation” unless otherwise expressly provided; (viii) in computing any term from a specified date to a specified date thereafter, the word “from” means “from and including”, the word “to” means “to but excluding”, and the word “until” means “up to and including”; and (ix) references in this Trust Agreement to a Person will be deemed to be references to the successors, assigns, and permitted assigns of such Person, if any.

SECOND. Creation of the Trust.

2.1 Creation of the Trust; transfer of the Trust Property. In order to guarantee the full and timely payment and performance by the Loan Parties of any and all of their respective Secured Obligations, the Settlor hereby enters into this irrevocable security, and management trust identified with the number CIB/4007 (“Trust”) with the Trustee. For such purposes, on the execution date of this Agreement, the Settlor hereby transmits and will subsequently transmit to the Trustee, as applicable, , free and clear of all Liens, the title or ownership of the following assets:

i. the Initial Contribution;

ii. the TAA Rights to be contributed by entering into a contribution agreement on substantially the same terms as those set forth in Exhibit E (the "Contribution Agreement"); and

iii. any amounts that may, from time to time, be conveyed by SETA, on terms and in accordance with the provisions of the Credit Agreement.

2.2 Perfection. The transfer of the ownership of the property described in Section 2.1 above to the Trustee will be perfected as follows:

Initial Contribution. SETA hereby irrevocably transfers and assigns to the Trustee free of any Lien, to form part of the Trust Property, the Initial Contribution; and the Trustee on its part will receive it to its entire satisfaction for the Trust Purposes

Collection rights derived from the Technical Assistance Agreement. The Parties hereby acknowledge and accept that, on this date, SETA and the Trustee executed the Contribution Agreement, without the need for any additional instruction or consent of any party. In relation to the Contribution Agreement, SETA will transfer and assign to Trustee the TAA Rights.  In accordance to its terms, the Trustee will be the owner of the TAA Rights; provided that (i) so long as there is no Notice of Default, SETA may dispose of the proceeds and amounts derived from the TAA Rights in its sole discretion, and (ii) upon receipt of a

Notice of Default by the Trustee, the Trustee shall, the Trustee may instruct OMA so that the amounts derived from the TAA Rights will be paid by OMA directly to the Peso Concentration Account, in each of the dates in which such payments shall be made in terms of the established in the Technical Assistance Agreement. The transfer of the TAA Rights will be perfected by execution of the Contribution Agreement and its terms.

2.3 Nature of the Transfer. The transfer to the Trustee of all the property that will comprise the Trust Property mentioned in Clause 2.1 and 2.2 above, is irrevocable, automatic, and will be deemed made upon execution of this Agreement, or the execution of the Contribution Agreement or any other contribution agreement, as applicable, without the need for any subsequent action by any of the Parties; on the understanding that the Settlor hereby agrees to enter into any agreement, contract, notice, or any other document, and to make any registration or recording, as may be required or reasonably requested by the Primary Beneficiary, to convey or perfect the transfer of any property or rights intended to form part of the Trust Property pursuant to this Agreement, including the property referred to in Clause 2.1 and 2.2 above.

The Parties acknowledge that the Trust Property is conveyed and will be conveyed to the Trustee solely to carry out the Trust Purposes. The Trustee does not assume and is hereby released from any liability or obligation, express or implied, with respect to the origin, authenticity, ownership, or legitimacy of the Trust Property. Pursuant to the provisions of the Circular Letter, the property set forth in this Clause will be deemed to be the inventory of the Trust for all purposes at the time of the creation of the Trust and the execution of this Agreement and the Contribution Agreement will serve as acknowledgment of receipt thereof; also the Parties recognize that such inventory will be modified in time according to the future contributions made and notified by the Settlor during the term of this Agreement, and based on the transfers made by the Trustee with charge to the Trust Accounts and the yields received from the performance of Permitted Investments according to the provisions of this Agreement. Such variations to the Trust Property referred to in this paragraph will be recorded from time to time in the account statements that the Trustee is required to prepare and deliver to the Parties in accordance with the provisions of this Agreement.

Pursuant to the provisions of Clause 5.1 of the Circular Letter, the Settlor hereby acknowledges receipt, on the execution date of this Agreement, of a copy of this Agreement, together with its exhibits.

Likewise, for purposes of the reports that the Trustee must deliver pursuant to this Clause and those that it must submit to the banking and regulatory authorities, the Parties expressly acknowledge that they shall deliver to the Trustee, on a monthly basis or as requested by the Trustee and within 20 (twenty) Business Days following the closing of each calendar month or request of the Trustee as applicable, the information indicating the updated value of the property comprising the Trust Property.

2.4 Appointment of Trustee. The Parties (other than the Trustee) hereby appoint the Trustee to act as trustee under this Agreement and the Trustee hereby accepts its appointment as trustee and agrees to comply with the terms of this Agreement with due care in accordance with the Applicable Law.

The Trustee (i) receives and will receive the property described in Sections 2.1 and 2.2 of this Clause Second, (ii) acknowledges and accepts ownership and title to the property comprising and that will comprise the Trust Property, and (iii) agrees to maintain, at all times until payment in full of all Secured Obligations under the Credit Agreement of all the Loan Parties, ownership with respect to the properties comprising the Trust Property in accordance with the terms of this Agreement. The execution of this Agreement by the Trustee constitutes evidence of the physical and virtual receipt, as applicable, by the Trustee of each of the properties comprising the Trust Property described in Sections 2.1 and 2.2 and evidence of the delivery thereof to the Trustee, for all legal purposes.

2.5 Performance of Agreements. Notwithstanding the assignment of the TAA Rights in accordance with the Contribution Agreement, SETA shall be solely responsible for the performance of any and all obligations thereunder in accordance with the terms and conditions set forth in such Technical Assistance Agreement, on the understanding that neither the Trustee, the Primary Beneficiary, nor any of the Secured Creditors is or will be responsible for the performance of any such obligations.

2.6 Indemnity. The Settlor will be liable before the Trustee for warranty of title under the terms of Articles 2119, 2120 and other applicable articles of the Federal Civil Code and its related articles of the Civil Codes of the States of Mexico and Mexico City, as applicable, with respect to the property or rights transferred hereby or hereafter by the respective Settlor to the Trustee in accordance with the terms of this Agreement.

2.7 Depositary. In the event that, notwithstanding the provisions of this Trust Agreement, the Settlor or other person receives any payments, cash, proceeds, or income derived from or related to the Trust Property, then such amounts will be received by the Settlor or person on deposit as they are part of the Trust Property. The Settlor or person receiving such payments, cash, proceeds, or income will become the depositary of such amounts (“Depositary”), with the rights and obligations of a depositary under the terms of Article 2522 of the Federal Civil Code and related Articles of the Civil Codes of the States of Mexico, until such time as such amounts are deposited in the relevant Trust Account, (iii) will be segregated from the other funds or property of the Settlor (or its agents), and (iv) will be deposited by the Depositary in the relevant Trust Account, by the Business Day following the date on which the Settlor (or its agent) becomes aware that it received them, without any deduction, setoff, or claim, and shall immediately give written notice to the Trustee and the Primary Beneficiary regarding such deposit. The Depositary, in such capacity, hereby expressly waives (i) its right to receive or demand remuneration for its position as Depositary, (ii) its right to request the Trustee or the Primary Beneficiary funds necessary to exercise the rights required to effectively receive such amounts, (iii) its right to request to the Trustee or the Primary Beneficiary the indemnification of all expenses incurred in the safekeeping of the deposit and the damages suffered by it, waiving also the right established in Article 2532 of the Civil Code and related Articles of the Civil Codes of the States of Mexico, and (iv) its right to retain the thing as a pledge to secure another claim it has against the Primary Beneficiary, whatever the origin of such claim may be. Notwithstanding the provisions of Articles 2527 and 2530 of the Federal Civil Code and related Articles of the

Civil Codes of the States of Mexico, each of the Depositaries expressly acknowledges and accepts that (i) the expenses of delivery of the deposit will be borne by the Depositary in question, (ii) as from the time in which the funds are delivered under the terms of the respective agreement, such funds will be considered property of the Trustee to be used for the performance of the Trust Purposes, therefore the Depositary expressly waives to maintain their rights with respect to such amount or to request its retention, and (iii) the Depositary will be liable for the impairments and damages that the deposited thing suffers due to malice or negligence.

2.8 Registration of the Trust with the RUG. For all legal purposes, the Settlor shall, and hereby agrees to, as soon as possible, but in any event within 5 (five) Business Days following the execution date of this Agreement, (i) submit for registration, through a notary public,  the Trust (including the Contribution Agreement) before the RUG, and (ii) deliver to the Trustee and the Primary Beneficiary a copy of the respective registration certificate(s), issued electronically by the RUG, evidencing the registration of the Trust (including the Contribution Agreement) with the RUG.

2.9 Disposal for purposes of Article 14 of the Federal Tax Code. The transfer of the property described in this Clause will not imply a transfer for tax purposes under the terms of Article 14 of the Federal Tax Code (Código Fiscal de la Federación), since the Settlor will have the right to revert the ownership of the Trustee. Therefore, any and all tax effects and implications related thereto, will continue to be registered and borne by the Settlor, as applicable. This Trust will not engage in business activities.

THIRD. Parties.

3.1	Parties to the Agreement. The Parties to this Agreement are:

Settlor and Secondary Beneficiary:	Servicios de Tecnología Aeroportuaria, S.A. de C.V., under the terms set forth in this Agreement.
Primary Beneficiary:	Scotiabank Inverlat, S.A., Institución de Banca Múltiple, Grupo Financiero Scotiabank Inverlat, acting as collateral agent, on behalf of and for the ultimate benefit of the Secured Creditors.
Trustee:	CIBanco, S.A., Institución de Banca Múltiple.

3.2 Collateral Agent. The Settlor and the Trustee hereby acknowledge and agree that, in all matters relating to this Agreement, the Primary Beneficiary: (a) is acting and shall act solely in its capacity as Collateral Agent, on behalf of and for the ultimate benefit of the Secured Creditors, (b) shall act in accordance with the terms and conditions set forth in this agreement and the Credit Agreement and, so long as the Primary Beneficiary acts in accordance with such terms and conditions, shall incur no express or implied liability in connection with this Agreement or the Credit Agreement, and (c) has the capacity, power, and authority necessary to act as Collateral Agent on behalf of and for the benefit of the Secured Creditors in accordance with the Credit Agreement and the other Credit Documents. The Primary Beneficiary acknowledges and agrees that any action to be taken pursuant to this Agreement will be taken in accordance with instructions received by it from the Administrative Agent.

FOURTH. Purposes.  The purposes of this Trust Agreement (“Trust Purposes”) are to secure the performance, payment, and satisfaction in full, when due (whether on its scheduled maturity date, for early maturity, or otherwise), of all Secured Obligations, in favor of the Primary Beneficiary, for the benefit of the Secured Creditors. For such purposes, the Trustee:

(a) Will be the sole and lawful owner and holder of the Trust Property (as conveyed to the Trustee on this date or at any time thereafter in accordance with the terms provided in this Agreement and the Credit Agreement), free and clear of any Liens  during the term of this Trust Agreement and, in any event, until all Secured Obligations and other amounts due under the Credit Documents have been duly and legally performed and paid and irrevocably discharged in full, and the Primary Beneficiary confirms such performance, payment, and satisfaction by delivery of a notice of termination to the Trustee.

(b) Upon receipt of a Notice of Default from the Primary Beneficiary, it shall comply with the instructions given exclusively by the Primary Beneficiary in accordance with the provisions of this Agreement, including to: (i) initiate and carry out the procedure of extrajudicial sale and distribution of the Trust Property provided in Clause Tenth; (ii) exercise all rights inherent to the property contributed to the Trust Property; and (iii) upon full performance of the Secured Obligations (and as such circumstance is confirmed in writing by the Primary Beneficiary), deliver any remainder of the Trust Property to the Settlor and revert the ownership and title of the Trust Property to the Settlor, solely and exclusively in accordance with the written instructions given by the Settlor with respect to such reversion of ownership and simultaneously execute a total extinction of the Trust agreement

(c) Promptly receive from SETA and OMA, in this last case, in accordance with the instructions provided by OMA and SETA, all the amount and/or goods that correspond to the OMA Shares Owned by SETA as Contributions, to the Peso Concentration Account, to be used in the terms established in this Trust Agreement for the compliance of the dispositions of the Credit Agreement.

(d) Promptly receive from OMA, and in accordance with the notice that as applicable will deliver the Trustee in relation to this Agreement, all the amounts that derive from the TAA Rights, in the Peso Concentration Account, to be used in the terms established in this Trust Agreement.

(e) Exercise the rights derived from the Trust Property, including the right to claim, sue, procure, and receive all amounts derived from the TAA Rights, Distributions, and other payments related thereto, if any, in accordance with the provisions of this Agreement.

(f) Establish, maintain, manage, make, and receive distributions and transfers in, from and to the Trust Accounts in accordance with the provisions of this Agreement, on the understanding that on the execution date of this Agreement, the Trustee shall perform all such acts as may be required, this serving as an express instruction to the Trustee, without the need to deliver additional notices, to open the Trust Accounts at HSBC México, S.A. Institución de Banca Múltiple, Grupo Financiero HSBC, and to deliver any and all notices or documents that may be required for such purposes.

(g) Prepare and deliver (i) to the Primary Beneficiary (for the benefit of the Secured Creditors) and the Settlor, as soon as possible, but in any event within the first 10 (ten) Business Days of each calendar month, account statements reflecting the status of the Trust Property with respect to the immediately preceding calendar month, which shall include, among other things, all transactions, including deposits, withdrawals, credits, transfers, and closing balance with respect to the immediately preceding calendar month; and (ii) such other reports or information with respect to the Trust Property as may be requested in writing by the Primary Beneficiary (at the request of the Administrative Agent, who in turn may be instructed by any Secured Party), within 5 (five) Business Days following the date on which such written request is received by the Trustee.

(h) Deliver to the Primary Beneficiary any information or documentation received by the Trustee from the Settlor (or any of them) or any other Person in connection with this Trust Agreement or the Trust Property, within 3 (three) Business Days following the date on which the Trustee receives such information or documentation, unless a different delivery term is expressly set forth in this Agreement.

(i) Grant in favor of the persons that the Settlor or the Primary Beneficiary instruct, as applicable, such powers of attorney as may be required in accordance with the express provisions of this Agreement for the defense of the Trust Property or for the performance of the Trust Purposes.

(j) Open, operate, and maintain the Trust Accounts with the national or foreign financial institution (provided that in such case the policies of the Trustee are observed) that the Primary Beneficiary previously instructs it in writing, from time to time, and shall manage in the Trust Accounts the funds received, and the property or rights belonging to the Trust Property under the terms of this Agreement.

(k) Open, operate, and maintain such accounts or accounting records, investment agreements, or brokerage agreements as may be required for such purposes and such others as the Primary Beneficiary may instruct in writing.

(l) Invest, in accordance with the provisions of this Agreement, in compliance with the received written instructions in terms of this Agreement, the funds debited and available in the Trust Accounts, and any other amount that forms part of the Trust Property, during the periods running from the date of receipt thereof by the Trustee, to the dates on which the distribution of funds must be made under the terms of this Agreement.

(m) Enter into all contracts, agreements (including the Contribution Agreement, for which no additional instructions are required), instruments, or documents in accordance with the written instructions in terms of this Agreement, and perform any and all acts which required or convenient for purposes of the performance of the Trust Purposes, including, without limitation, such agreements as may be required to open the Trust Accounts, and to enter into any amendments to such contracts, agreements, instruments,  or documents and to exercise all rights and remedies available to the Trustee under such contracts, agreements, instruments, or documents.

(n) Carry out forex transactions with the funds existing in any of the Trust Accounts, in accordance with the instructions received from the Primary Beneficiary.

(o) In general, carry out any and all actions and comply with all written instructions given by the Primary Beneficiary and, in the cases expressly provided under this Trust Agreement, by the Settlor, in accordance with the provisions expressly provided in this Agreement.

FIFTH. Trust Property.  The property of the Trust is comprised and will be comprised of the following property and rights (“Trust Property”):

(a)	TAA Rights, once they are contributed in accordance to the Contribution Agreement;

(b)	the Distributions;

(c)
all property, rights, proceeds, or products corresponding to the property comprising the Trust Property, and any other property, rights, or additional amounts that the Settlor or any third party approved by the Trustee or the Primary Beneficiary may contribute to the Trust;

(d)	the Trust Accounts and the amounts or securities deposited and debited thereto;

(e)
the cash or securities held in the Trust Property, and products or yields generated by the Permitted Investments of the funds held in the Trust Property, and, if applicable, the securities acquired by the Trustee for the investment of the liquid funds forming part of the Trust Property;

(f)	any property, rights, or amounts arising from the exercise of any right which, for any valid cause, correspond to the Trustee; and

(g)	the property, amounts, and other rights held by the Trustee, in connection with this Trust, for any other valid and legal cause.

The Parties hereby agree that the provisions of this Clause, in accordance to Circular Letter 1/2005, will serve as the initial inventory with respect to the Trust Property for all applicable purposes. Likewise, the Parties recognize that this initial inventory of the Trust Property will be modified in time in accordance with the contributions that in the future will be made with the Distributions, the TAA Rights, and with the yields of the investments in Permitted Investments, and in accordance with the transfers that are made in accordance with and under the terms of this Trust Agreement.

The Parties agree that, for purposes of this Trust Agreement and unless otherwise established in a specific provision of this Trust Agreement, any amounts will be deemed to be deposited on the same day in which such deposit is made in any of the Trust Accounts as long as they are made before 12:00 p.m. (Mexico City time). Therefore, in the event that any deposit in the Trust Accounts is made after 12:00 p.m. (Mexico City time), it will be considered as received on the immediately following Business Day.

SIXTH. Distributions

All and every of the Distributions that will be received by the Trust will be part of the Trust Property for the benefit of the Secured Obligations, por their application in accordance to Clause 7.2. as follows.

SEVENTH.                         Trust Accounts.

7.1 Opening of the Trust Accounts. In furtherance of the Purposes of the Trust, the Trustee shall open (and maintain during the term of this Trust Agreement) the following accounts: (i) the SETA Periodic Expenses Reserve Account, (ii) the  SETA Debt Service Reserve Account, (iii) a bank account into which Peso amounts are deposited under the terms of the Credit Documents (“Peso Concentration Account”), (iv) the checking and/or investment account(s) opened by the Trustee, in the name of the Trustee in Pesos or Dollars, as applicable, with HSBC México, S.A., Institución de Banca Múltiple, Grupo Financiero HSBC, or such other credit institution as it may be instructed for purposes of making Permitted Investments, as applicable, in accordance with this Trust Agreement, and (viii) any other checking, investment, and/or brokerage or any other type of account, whether in Mexico or abroad (provided that in such case the policies of the Trustee are observed), in Pesos or in foreign currency, as the Primary Beneficiary may instruct in writing in the name of the Trustee (collectively, “Trust Accounts”); on the understanding that the Parties acknowledge that the Trustee does not control the opening times of the Trust Accounts, so the Parties shall be subject to the timing of the banking institutions where the Trustee is instructed to open such Trust Accounts.

The foregoing, on the understanding that the Trustee will be the only one empowered and authorized to carry out the opening and cancellation of the Trust Accounts, and by no reason and/or under any circumstance will it be authorized to delegate such authority. In the event that under the terms of this Clause it is required to open checking accounts, these must be checking accounts without checkbooks and the Settlor agrees to instruct the Trustee to maintain in each of them a minimum balance required so that the checkbook does not generate commissions and the respective account is not cancelled or blocked; the foregoing, on the understanding that the Settlor agrees to make the necessary deposits to that effect, in accordance with the terms and conditions established by the credit institution where the Trust Accounts are opened or maintained, releasing the Trustee in the event that the minimum required balances do not exist in the aforementioned checkbooks due to omission of the Settlor to fund such accounts.

Any and all funds derived from TAA Rights, Distributions, and other cash and other proceeds and/or income derived from or related to the Trust Property will be deposited in the Trust Accounts and applied in accordance with the provisions of this Agreement.

The Trust Accounts will be established solely for purposes of collection and payment as provided in this Agreement and will in no event be construed to qualify this Agreement as a business trust, and into and from which funds received by the Trustee in connection with the performance of its obligations under this Agreement will be deposited, debited, transferred, recorded, held, and disbursed, as applicable, solely as agreed in this Agreement.

The Trust Accounts will be controlled exclusively by the Trustee, who will be the only one authorized to make withdrawals therefrom and who will have, subject to the terms of this Trust, the sole and exclusive dominion and control thereof. However, for the correct management of the funds debited into them, the Trustee, upon prior instruction to that effect by the Primary Beneficiary or the Settlor, will give consultation access to the Trust Accounts, whose nature thus allows it, to the natural persons that it is instructed, with the purpose of verifying the reception of the funds. The instructions from the Primary Beneficiary or the Settlor to the Trustee requesting access and/or devices in favor of the natural persons must specify and include, among others: (i) full name; (ii) telephone number; (iii) address and copy of proof thereof not older than three months from the date of the request; (iv) email; (v) copy of the Tax ID, if applicable (registro federal de contribuyentes); (vi) copy of the sole population registration code, if applicable (clave única de registro de población); (vii) a copy of the official identification in force and with a legible signature; and (viii) original application forms for access and devices provided by the Trustee for such purposes, and the requirements established by the Trustee for such purposes.

The Trustee reserves the right to request at any time to the Settlor, as applicable, to determine the origin or identification of any deposit, contribution, transmission, transfer, or increase to the Trust Accounts, in compliance with the Applicable Law, on the understanding that checks are received unless they are properly cashed, transfers will be considered received if they have been effectively debited to the Trust Accounts and under no circumstances will the Trustee receive contributions or deposits in cash or in minted metals.

The Trustee shall make the transfers, deposits, investments, or reinvestments (on the dates, to the accounts, for the amounts, and under the terms and conditions indicated in the respective instructions) to the previously instructed accounts, without any liability. The Trustee will not be liable if the transfers cannot be made due to circumstances attributable to the portal, the system, or the credit institution where the Trust Accounts are opened, including the banking services provided directly by HSBC México, S.A., Institución de Banca Múltiple, Grupo Financiero, whose banking services should not be confused with the trust services of the Trustee of the Trust .

The amounts and funds indicated below must be deposited in each of the Trust Accounts:

(a)	SETA Periodic Expenses Reserve Account. All cash funds contributed to SETA Recurring Expense Reserve Account, in accordance with the provisions of the Credit Documents.

(b)	SETA Debt Service Reserve Account. All cash funds contributed to SETA Debt Service Account, in accordance with the provisions of the Credit Documents.

(c)
Peso Concentration Account. All cash funds, which are denominated in Pesos, which are or derive from (i) all the Distributions, (ii) all the resources related or that derive from the TAA Rights,  (iii) contributions from the Settlor, either directly or by any third party on behalf of any of the Settlor, to serve as collateral under the terms of the provisions of the Credit Agreement, and (iv) (sic) amounts transferred by the Trustee from the other Accounts of the Trust, in accordance with the instructions given by the Primary Beneficiary to that effect.

(d)
Other Amounts. Any and all other cash and other proceeds, and/or income derived from or related to the Trust Property which are received by the Trustee pursuant to this Trust Agreement will be deposited by the Trustee in the Trust Account instructed by the Primary Beneficiary, immediately after the funds have been debited.

In the event that, notwithstanding the provisions contained in this Trust Agreement, the Settlor (or its agents) receive any payments, cash amounts, proceeds, and/or income derived from or related to the Trust Property, then such amounts (1) will constitute and form part of the Trust Property pursuant to this Trust Agreement, (2) will be received by the Settlor on deposit, as agent for the Trustee and for the benefit of the Primary Beneficiary, (3) will be segregated from the other funds or property of the Settlor, and (4) will be deposited by the Settlor in the appropriate Trust Account, within one Business Day following the date on which they are received, without deduction, setoff, or claim to be used and applied as provided in this Agreement.

7.2                 Distribution of Funds.

(a) Application of Funds. The Parties agree that, as long as the Primary Beneficiary has not delivered an Event of Default notice in terms of this Agreement, it will be the Settlor who willexclusively instruct the Trustee, the way in which any amounts held in the Trust Property must be applied without limitation, order or restriction, except for the conditions as established in the Credit Documents. The foregoing, in the understanding that, upon the delivery by the Primary Beneficiary of an Event of Default Notice to Trustee, then the Primary Beneficiary will have the exclusive righ to instruct the Trustee regarding the application of the resources in the Trust Property, in connection with this Agreement.

7.3 Books and records.

The Trustee shall keep such accounts, books, and records as may be required to record properly all transactions made by the Trustee in accordance with the provisions of this Agreement. The Trustee shall allow the Primary Beneficiary and the Settlor to examine such accounts, books, and records; provided that any such visit must be made during normal business hours and upon at least three (3) Business Days prior written notice to the Trustee.

Likewise, the Trustee shall, during the term of this Agreement, provide electronic access for consultation to the persons designated for such purposes by the Primary Beneficiary and the Settlor, on the information of balances and transactions related to the Trust Accounts; provided, however, that the Settlor will not have the authority to issue instructions to withdraw funds directly and that the Trustee will be the one that will make the retirements and the application of them in accordance with Clause 7.2 of this Agreement.

6.4 Calculation Agent. The Parties expressly agree and understand that the Trustee is not a calculation agent, therefore, under no circumstances and in no case will it be required to determine the amounts to be debited and maintained in the Trust Accounts, nor to calculate the remainders or funds to be transferred to the Settlor or to the Primary Beneficiary.

6.5 Account statements.

The accountability of the Trustee will be limited solely and exclusively to the fact that the Trustee shall prepare and upload, within the first 10 (ten) Business Days of each month, to the electronic portal of the Trustee the information showing the accounting transactions made in this Trust during the relevant period, and will always be limited to the acts performed by the Trustee and never to the events or acts performed by any of the other Parties of the Trust. Therefore, any of the other Parties to the Trust or any third party hired under the Trust, will be accountable for their acts before the other Parties, without liability for the Trustee.

Any statement and/or report required under the terms of this Agreement to be filed with the other Parties by the Trustee in connection with the Trust Accounts will be copies of the account statements relating to the Trust Accounts maintained by the Trustee under this Agreement issued since the date of the preceding monthly report by the credit institution or institutions with which such bank accounts are maintained, and/or copies of the account statements relating to the investments made by the Trustee out of the Trust Property, issued since the last day of the preceding month by the intermediary financial institution or institutions through which such investments have been made; such statements and/or reports will be sent only by email, duly attaching the relevant electronic file.

Any account statement and/or report required under the terms of this Agreement to be submitted to the other Parties to this Agreement, by the Trustee, will be prepared in accordance with the formats that have been institutionally approved, and must contain all the information that the Trustee determines, in accordance with the institutional policies, and will be sent by email, duly attaching the respective format in PDF. The Parties agree that they will have a term of 15 (fifteen) calendar days following the date on which the account statements are published in the relevant electronic portal, to make, if applicable, clarifications or observations to such statements, upon expiration of such term, the account statements will be deemed tacitly approved.

In the event that any of the Trust Accounts are held by a financial institution other than CIBanco, S.A., Institución de Banca Múltiple, the Trustee shall deliver the account statements of such Trust Accounts to the Parties within 3 (three) Business Days following the date on which the Trustee receives the account statements of the Trust Accounts from the relevant bank. The Trustee shall deliver such statements electronically to the email address set forth in this Trust Agreement or to such other email address as such Parties may notify to the Trustee. The Parties agree that the Trustee will only be required to deliver such account statements based on the institutional formats of the institutions where the accounts have been opened, without the need to replicate the information of the relevant bank in the account statements of the Trustee referred to in the preceding paragraph.

In connection with any payment or disbursement of the Trust Property pursuant to this Agreement and generally in connection with any instructions, the Trustee shall rely solely on the original, complete, and signed notices received from each of the Parties. For all matters not expressly provided in this Trust, the Trustee shall act in accordance with the instructions received by the Primary Beneficiary.

EIGHTH. Liability of the Trustee; Protection of the Trust Property.

(a) The Trustee agrees to manage the assets contributed to the Trust Property in accordance with the terms of this Agreement, to comply with its obligations, and exercise its rights under this Agreement in accordance with its terms and with due care in accordance with the Applicable Law. Pursuant to Section 5.2 of Circular Letter 1/2005, the Trustee will be generally liable for any damages caused by the breach of its obligations under this Agreement, provided that such breach is due to its fault upon determination by a final court ruling deemed res judicata.

(b) Subject to the provisions of subsection (h) below, the Parties hereto agree that the Trustee will not be liable for any act or omission of any Governmental Authority, any party to this Agreement or any third party, which would prevent the performance of the purposes of this Agreement (including without limitation, failure to receive written instructions that are not delivered in accordance with the terms of this Agreement) except for negligence, willful misconduct, or bad faith on the part of the Trustee.

(c) In the event that the assets contributed to the Trust Property are insufficient to cover the Secured Obligations, the Trustee will have no liability to make contributions to this Trust or to make any payments in connection with the Secured Obligations.

(d) The Settlor and the Primary Beneficiary shall give written notice to the Trustee of any claim that may affect the Trust Property, and appoint a person to be in charge of exercising the rights derived therefrom, or proceed with their defense, without the Trustee assuming any liability for the performance of such attorneys-in-fact, nor for the payment of the fees or expenses accrued or caused by them. All expenses and fees caused by the actions of the attorneys-in-fact will be borne by the Settlor, or charged against the assets contributed to the Trust Property, as applicable, without the Trustee assuming any responsibility for it.

(e) At any time the Trustee receives any notice or claim, judicial or otherwise, with respect to this Trust or becomes aware of any fact that may affect the Trust Property, the Trustee shall promptly give written notice of such circumstance to the Settlor and the Primary Beneficiary and shall deliver a copy of such notice or a description of the respective circumstance to the Settlor and the Primary Beneficiary as soon as practicable upon receipt of such notice or the date on which the Trustee became aware of such circumstance, as applicable, which may be done by any of the means agreed under this Agreement.

(f) In the event of an emergency requiring action to be taken in order to protect and maintain the ownership of the Trust Property and any rights derived therefrom, the Trustee shall (notwithstanding the obligation of the Settlor and the Primary Beneficiary to instruct the Trustee to grant the necessary powers) take immediate action, as soon as practicable, as required to protect the Trust Property, and all costs and expenses will be charged against the existing funds forming part of the Trust Property; provided, however, that the Settlor shall obtain the funds required to reimburse the Trustee for all documented costs and expenses incurred by the Trustee in connection with the commencement of the aforementioned actions so that the Trustee may proceed with such actions. The Trustee may recover from the Trust Property any amount incurred in connection with the actions taken pursuant to the provisions of this paragraph, provided that the Settlor shall immediately reimburse the amounts paid by the Trustee from the Trust Property.

(g) The Trustee has the right to be represented by its own attorneys-in-fact in any such proceeding. The Settlor shall be liable for the payment and shall pay all documented expenses and fees in connection with such proceedings upon demand by the Trustee, and only in the event that the Settlor fails to pay such amounts within a reasonable time, such amounts may be deducted from the Trust Property by the Trustee (upon written notice to all Parties), provided that the Settlor shall promptly reimburse the amounts paid by the Trustee from the Trust Property.

(h) The Trustee will not be liable for any action taken by it pursuant to written instructions, notices, and/or communications given to it with respect to property contributed by the Settlor and the Primary Beneficiary, as applicable, to the extent that such Parties are entitled to give instructions to the Trustee under this Agreement. The Trustee will be liable if it acts with fraud, negligence, willful misconduct, or bad faith or in contravention of its obligations under subsection (a) of this Clause Seventh.

(i) In order to comply with the purpose of this Agreement, the Trustee will have the following powers, which must be exercised in accordance with the provisions of this Agreement and are hereby granted by the Settlor, power (i) to dispose of the Trust Property with the broadest authority granted to the general attorneys-in-fact (including, without limitation, the power to transfer the rights and obligations, or related to, the Trust Property in the event of a foreclosure procedure in accordance with Clause Tenth, (ii) for litigation and collection, for acts of management, and for acts of ownership, including those that require a special clause before federal, state, and municipal authorities, arbitrators, decentralized entities, persons, or entities under the terms of Articles 2554 and 2587 of the Federal Civil Code and their related articles of the Civil Codes of the States of Mexico and of Mexico City; (iii) general power of attorney to accept, certify, issue, subscribe, guarantee, grant, endorse, and in any other way deal with negotiable instruments under the terms of Article 9 of the LGTOC; and (iv) to grant and revoke powers of attorney through which it grants to the designated attorneys-in-fact the authority indicated in writing in accordance with the terms of this Agreement.

(j) It is hereby agreed and acknowledged that in the event that, under any circumstances, the Trustee, in that capacity or directly CIBanco, S.A., Institución de Banca Múltiple, its delegates, representatives, employees, advisors, directors and/or personnel, receive a complaint in connection with and/or related to this Trust Agreement or under any circumstance, are summoned in any capacity to appear, testify, and/or attend any proceedings before any authority in criminal matters, the Trustee in that capacity or directly CIBanco, S.A., Institución de Banca Múltiple, in such event, shall be entitled to be represented by its own legal advisors in criminal matters. Acknowledging that the cost of said advisors shall be paid directly by the Trustor, and in the event that the latter fails to comply with such obligation, the fees of Trustee's legal advisors in criminal matters in that capacity or of CIBanco, S.A., Institución de Banca Múltiple, as the case may be, will be paid from the Trust Property and to the extent it is sufficient, without the need for prior instruction from the Primary Beneficiary to charge such expenses to the Trust Property.

(k) If a notice, suit, instrument, or claim is received in accordance with the terms of this Clause, initiated by the Settlor and/or beneficiaries between them and/or against third parties, involving the Trustee in such capacity or directly CIBanco, S.A., Institución de Banca Múltiple, then the Trustee, for the purpose of avoiding falling in a situation of a conflict of interest between the Parties to the Trust, shall proceed to designate at its full discretion, the legal counsel that will represent it and address the requirement and/or answer to the respective suit, and it shall perform all court or out-of-court acts required in that respect for its defense, to ensure compliance with the Trust Purposes, the nature of this Agreement, and/or recognition of the Trustee as owner of the Trust Property, which it will do through its trust officers, the attorneys-in-fact, and/or the legal representatives that it deems pertinent for such purpose. It is hereby acknowledged that the legal counsel expenses incurred by the Trustee under the circumstances provided in this Clause will be borne directly and exclusively by the Settlor. If the Settlor fails to comply with its payment obligations assumed under this clause, in spite of having received a prior written request from the Trustee, the duly documented fees and expenses generated in that respect, and those incurred by the Trustee, will be charged from the Trust Property, with the immediately available monetary funds in any of the Trust Accounts, without the need for prior instructions from the Primary Beneficiary to charge such expenses to the Trust Property.

(l) For the exercise of acts in court or out-of-court by the attorney(s)-in-fact designated by the Primary Beneficiary as a result of the circumstances provided in this Clause or in the circumstances where the Trustee requires to carry out acts in court or out-of-court directly in the event of a judicial dispute that arises between the Parties to the Trust or by these with third parties in accordance with the circumstances provided in this Clause; the Settlor shall hold the Trustee, its executives, trust officers, officers, employees, advisors (internal or external) and/or attorneys-in-fact harmless from and against any claim or liability, holding it harmless from any monetary or financial liability resulting from an adverse ruling on civil, commercial, labor, tax, or other matters, including costs, expenses, damages, or liability, or any other type of financial resolution against it; and from any and all liability, damages, obligations, suits, rulings, settlements, requirements, costs, and/or expenses of any kind, including reasonable and documented attorney fees that are directly or indirectly enforced as a result or consequence of the acts performed by the Trustee in compliance with this Agreement (except in cases of fraud, willful misconduct, bad faith, or negligence of the Trustee determined in a final ruling not subject to appeal issued by an authority with jurisdiction, or if the Trustee performs any act that is not authorized to it under this Trust). It is hereby recognized that any monetary or financial liability originated under the terms of this Clause will be borne directly and exclusively by the Settlor. If the Settlor fails to comply with its payment obligations assumed under this Clause in spite of having received a prior written request from the Trustee, it will be charged from the Trust Property with the immediately available monetary funds in any of the Trust Accounts, without the need for prior instructions from the Primary Beneficiary regarding such charge.

(m) Notwithstanding any other limitations on the liability of the Trustee under this Agreement, the Parties agree that the Trustee will not be responsible for, nor will it have any obligation to determine, verify, or investigate with respect to the following:

i.	any statement or representation made by the Settlor, and the Primary Beneficiary pursuant to this Agreement;

ii.	the contents of any certificate, report, or other document delivered by any of the Primary Beneficiary, or the Settlor pursuant to or in connection with this Agreement;

iii.	the performance by the Primary Beneficiary, or the Settlor of any of their obligations or covenants under this Agreement;

iv.	the validity, enforceability, effectiveness, or authenticity of the documents delivered to the Trustee and the possession, identification, management, and use of the Trust Property;

v.	the existence and continuance of any Event of Default as determined by the Primary Beneficiary or if any Event of Default has been cured to the satisfaction of the Primary Beneficiary;

vi.	The events, acts, and omissions of any of the parties to the Trust or third parties that prevent or hinder the performance of the purposes of this Agreement; and

vii.	the registration of this Trust and of the Contribution Agreement with the RUG or in any other relevant public registers, in accordance with this Agreement.

viii.	the acts performed in compliance with the provisions of this Agreement; and

ix.	the acts performed in compliance with the agreements and documents executed in accordance with this Agreement, and in compliance with the instructions received under the terms of this Agreement.

Without prejudice to the rights of the Trustee under this Agreement and subject to the other terms and conditions set forth herein, the Trustee will be liable for damages for breach of its obligations under this Agreement if such breach is due to its fault upon determination by a final court ruling deemed res judicata.

EIGHTH. Indemnification. The Settlor agrees, pursuant to the provisions of Article 1987 of the Civil Code for Mexico City, to defend and indemnify the Trustee, the Primary Beneficiary, and the Secured Creditors, and their trust officers, officers, advisors, executives, employees, or attorneys-in-fact from any and all liability, damages, obligation, claim, complaint, proceeding, judgment, settlement, injunction, external expenses or costs, including documented fees of their outside counsel, asserted against, resulting from, imposed upon, or incurred by, arising out of or in consequence of, acts performed by the Trustee, the Primary Beneficiary, or the Secured Creditors in the performance of the Trust Purposes, and the defense of the Trust Property (unless one or the other is the consequence of fraud, willful misconduct, bad faith, or negligence of the Trustee, the Primary Beneficiary, or the Secured Creditors upon determination by a final court ruling or if the Trustee, the Primary Beneficiary, or the Secured Creditors perform any act which is not authorized by this Trust) or claims, fines, penalties, or any other debt of any kind in connection with the Trust Property or with this Trust, whether before administrative or judicial authorities, arbitration tribunals, or any other instance, whether local or federal, Mexican or foreign; on the understanding that this indemnity will not apply to the extent that such liability, damages, obligation, claim, complaint, proceeding, judgment, transaction, injunction, expenses, and/or costs result from a claim of the Settlor or Beneficiary against the Trustee, the Primary Beneficiary, or any of the Secured Creditors, derived from the breach of their obligations under this Agreement, if the Settlor or Beneficiary has obtained from a court with jurisdiction a final ruling in its favor with respect to such claim, provided, further, that such indemnity will not apply to claims by the Settlor against the Trustee, the Primary Beneficiary, or any of the Secured Creditors pursuant to a final and non-appealable ruling of a court with jurisdiction.

In the event of any de facto situation or act of authority, or consequence of a legal nature, which produces pecuniary liability on the Trust and/or the property of the Trustee that have been generated by acts or omissions of the Parties to this Trust, by the Trustee in compliance with the Trust Purposes, or by third parties, including disbursements related to the acts and concepts mentioned in the preceding paragraph (except in the cases in which fraud, willful misconduct, bad faith, or negligence of the Trustee determined by a final ruling of an authority with jurisdiction or that the Trustee carries out some act that is not authorized by this Trust), the payment derived from such pecuniary liability will be borne by the Settlor.

The Trustee will not be required to perform any act in accordance with this Agreement if such act results in the Trust Officers being exposed to any liability in contravention of the provisions of this Trust or of applicable law. The Trustee may under no circumstance make any disbursement or incur any expense with funds other than the Trust Property.

The Trustee will not be required to incur any expense with its own property, or incur any financial liability other than that which it assumes as Trustee, in compliance with the Trust Purposes.

The obligation of the Settlor to indemnify and hold harmless the Trustee, the Primary Beneficiary and the Secured Creditors shall survive for a period of 5 (five) years after the termination of the Trust, regardless of the cause of termination or extinction.

NINTH. Replacement or Resignation of the Trustee.

(a) Subject to the provisions of subsection (d) below, the Trustee may resign as trustee only under the terms of Article 391 of the LGTOC, by means of written notice delivered to the Settlor and the Primary Beneficiary at least 90 (ninety) calendar days in advance of the date on which such resignation is to take effect and provided that there is a substitute trustee who has accepted such position.  Subject to the provisions of subsection (c) below, the Trustee may be removed, with or without cause, upon written notice delivered by the Primary Beneficiary at least ten (10) calendar days in advance.

(b) In the event that the Trustee ceases to act as trustee under this Agreement by reason of an early termination of its duties pursuant to subsection (a) above, the Trustee shall prepare statements, balances, and accounts relating to the Trust Property, which will be delivered within 30 (thirty) calendar days following notice thereof to the Settlor and the Primary Beneficiary.

(c) The Primary Beneficiary and the Settlor shall use its best efforts to replace the Trustee within the 90 (ninety) calendar day term established in subsection (a) above. As a result of the foregoing, the Trustee agrees that, in the event of replacement, the Trustee shall continue to serve as trustee in accordance with this Agreement until a replacement trustee has been appointed.

(d) Any substitute trustee will have the same rights and obligations as the Trustee appointed under this Agreement and will be deemed the “Trustee” for all purposes of this Agreement.

The Parties hereby agree that the following causes will be deemed “severe cause” and will entitle the Trustee to request its replacement as Trustee in accordance with this Trust Agreement without the Trustee being liable for this, and without the need for a court order;

(i)	Failure to pay the fees of the Trustee or lack of funds in the Trust Accounts to pay these under the terms of this Trust Agreement.

(ii)	If the costs and expenses incurred by the Trustee under this Trust Agreement are not reimbursed to the Trustee within 30 (thirty) calendar days.

(iii)	If any of the Parties fails to provide the documentation and information that the Trustee requests from it to comply with its “KYC” (Know Your Customer) policies in accordance with the LIC.

(iv)	If any of the Parties fails to provide to the Trustee the information that the latter requests from it to comply with the obligations derived from this Trust Agreement.

(v)
If the Persons that, as applicable, have a power of attorney under the terms of this Trust, and/or upon instructions from the Parties hereto, do not provide on time and in the manner required, the periodic reports from the exercise of such powers of attorney to the Trustee.

The Parties hereby agree that they will have a cure term of 20 (twenty) Business Days to cure any of the circumstances described in items (i) to (v) above. If the relevant circumstance is not cured within the aforementioned term, the Trustee shall give written notice to the other Parties of its request for replacement, and the other Parties will have a term of 30 (thirty) Business Days to notify the Trustee of the name of the trust institution that will act as replacement trustee, and the terms, conditions, and expected times in which the replacement of the trustee will occur. Under no circumstances will the Trustee leave its commission until the replacement trustee has assumed its duties.

TENTH. Foreclosure Procedure.

(a) Sale of the Trust Property. Without limiting the other rights conferred upon the Secured Creditors through the Administrative Agent or through the Primary Beneficiary under the Credit Documents, if an Event of Default occurs and continues and is not cured within the term set forth in each of the Credit Documents, as applicable, the Primary Beneficiary, upon prior instructions from the Administrative Agent, may deliver to the Trustee a request for foreclosure substantially in the form attached hereto as Exhibit F (“Foreclosure Request”), whereby it informs of the specific Event or Events of Default (without the Trustee having the obligation to verify the existence of such Events of Default) and instructs (i) that the funds existing in such Trust Accounts be withheld and immobilized in the Trust Accounts and (ii) the initiation of the following contractual extrajudicial foreclosure procedure, which is expressly agreed and accepted by the parties hereto under the terms of Article 83 (Eighty-Three) of the LIC and Article 403 (Four Hundred Three) of the LGTOC:

(1)     The Parties agree that, in the event that the Primary Beneficiary delivers to the Trustee a Foreclosure Request, it implies the irrevocable entrustment to the Trustee to proceed with the disposal of part or all of the Trust Property (that is not in liquid resources, if any), as instructed in the Foreclosure Request, under the terms of this contractual extrajudicial foreclosure procedure.

(2)     Upon receipt by the Trustee of the Foreclosure Request by the Primary Beneficiary and within 2 (two) Business Days following the delivery of such Foreclosure Request, the Trustee shall appoint and hire the investment bank set forth in such Foreclosure Request (“Investment Bank”), which will be in charge and responsible for organizing and coordinating the bidding procedure provided in this Agreement for purposes of the extrajudicial sale of the Designated Property and for preparing the relevant documentation, and for coordinating and making the decisions related to the foreclosure procedure, instructing the Trustee on the acts and activities that have to be carried out in connection with or under this Agreement.

(3)     Likewise, once the Trustee receives the Foreclosure Request from the Primary Beneficiary, the Trustee shall immediately (i) revoke any and all powers of attorney granted, as applicable, to the Settlor and to the persons designated by it in accordance with this Agreement, (ii) cease to act pursuant to any instructions given by the Settlor, (ii) only act pursuant to the instructions received by it from the Investment Bank, once appointed and only with respect to foreclosure procedures, sale decisions, or adjudications, and from the Primary Beneficiary with respect to all other matters.

(4)     The Trustee, at the expense of the Trust Property, within 2 (two) Business Days following the date of receipt of the Foreclosure Request, shall give written notice to the Settlor and in the form attached hereto as Exhibit G, at the address indicated by the latter in this Trust (“Trustee Notice”), by means of a notary public or commercial public attester

(corridor público), that it has received a Foreclosure Request (attaching a copy thereof) and that it has 5 (five) Business Days (“Grace Period”) following the date on which it receives the Trustee Notice to deliver to the Trustee (with a copy to the Primary Beneficiary): (i) proof of payment in full of the outstanding Secured Obligations, or (ii) proof of compliance with the obligation or obligations giving rise to the Event of Default described in the Trustee Notice, or (iii) proof of the extension or novation of the Secured Obligations; provided that the Trustee shall request and receive from the Primary Beneficiary written confirmation that such Event of Default has been cured or that the Secured Obligations have been paid in full, novated, or extended, as applicable. In the event that the Trustee does not receive the aforementioned information within the established term, the Trustee shall continue with the extrajudicial proceeding under the terms set forth in this Clause. In the event that the Settlor, refuses to receive or any third party prevents or obstructs the Trustee from giving notice, such notice will be deemed delivered provided that it is delivered before a notary public at the address of the Settlor indicated in this Agreement.

(5)     Upon the expiration of the Grace Period and in the event that (a) the Settlor fails to provide proof of payment, performance, novation, or extension referred to in subsection (4) above within the Grace Period, or (b) the Settlor provides such proof and the Primary Beneficiary indicates to the Trustee in writing (with a copy to the Settlor) that it disagrees with such proof (and the reasons and/or documentation supporting such disagreement) and that the Secured Obligations have not been paid in full when due, or have been novated, or extended or the respective Event of Default has not been cured, the Trustee shall (i) cause the funds then existing in the Trust Accounts to be distributed to such account as the Primary Beneficiary may instruct in writing for such purposes, to be applied under the terms of the Credit Agreement (specifying the terms for it), without having to follow the procedure set forth in this Clause for the delivery and application thereof, since the property being foreclosed is cash, and (ii) with respect to any asset or property that forms part of the Trust Property, which does not consist of liquid resources, as applicable, immediately proceed, directly or through any person designated for such purposes by the Primary Beneficiary, to extrajudicially foreclose the Designated Property in accordance with the written instructions received from the Investment Bank pursuant to this Clause and shall apply the funds held in the Trust Accounts for the payment of the Secured Obligations in accordance with the instructions to that effect and from time to time, as applicable, delivered by the Investment Bank to the Trustee.

(6)     Once the Trustee has engaged the Investment Bank, such Investment Bank shall instruct the Trustee in writing substantially in the form attached hereto as Exhibit H (“Sale Instruction”), with a copy to the Settlor and the Primary Beneficiary, the way and specific terms under which the sale, for a consideration, of all or part of the Trust Property, which does not consist of liquid resources, as applicable, is to be carried out, which may be in lots, by dates, packages, or as specifically indicated and designated by the Investment Bank in the Sale Instruction (hereinafter, the Trust Property that has been specifically designated in the Sale Instruction the “Designated Property”) to make the payment of the Secured Obligations.

(7)     The determination of the value of the Designated Property will be made in accordance with the following. The Investment Bank will be entitled to appoint and shall hire within 4 (four) Business Days following the delivery of the Sale Instruction to the Trustee, an expert to determine the value of the Designated Property (“Authorized Appraiser”) or, the Investment Bank may decide that such Investment Bank will be the one to determine the value of the Designated Property and for such purposes, it shall also be considered as the “Authorized Appraiser”. Once designated or determined, as applicable, the Investment Bank shall notify the Trustee (with a copy to the Settlor) of such circumstance. The Trustee shall obtain from the Authorized Appraiser an appraisal of the Designated Property, if any, in accordance with the written instructions received from the Investment Bank (the amount resulting from such appraisal, the “Appraisal Value of the Authorized”). The Investment Bank shall ensure that the Authorized Appraiser delivers its appraisal within 15 (fifteen) Business Days following the engagement of such Authorized Appraiser. The Trustee and the Settlor shall provide the Authorized Appraiser all the information requested by the latter in order to be able to carry out the appraisal under the terms set forth in this subsection. The Parties agree that the appraisal contained in the Appraisal Value of the Authorized Appraiser will be final and binding for the Parties and will be the base document of the price for the Investment Bank to carry out the foreclosure of the Trust Property referred to in this clause.

(8)     At the latest within 2 (two) Business Days following the date of receipt of the appraisal indicating the Appraisal Value of the Authorized Appraiser, the Trustee shall deliver a copy thereof to the Settlor and to the Primary Beneficiary.

(9)     Within 2 (two) Business Days following the date on which the relevant request is made, the Settlor shall produce and deliver to the Trustee and the Investment Bank such information (financial, legal, or otherwise) as may be requested in writing by the Investment Bank and as may be required for a prospective buyer or bidder to make an informed offer; provided, however, that the Trustee and the Investment Bank, as applicable, may, but is not required to, obtain such information from other sources.

(10)     The sale will be made at auction before a notary public or commercial public attester chosen by the Investment Bank.

a.
The Investment Bank, through its legal representatives or attorneys-in-fact, the Trustee (upon written instructions from the Investment Bank) may issue, deliver, and/or publish invitations and notices to potential bidders, hold meetings with such potential bidders, and take such other actions as may be advisable in connection with the submission of bids. Each such invitation and notice will be accompanied by private auction rules prepared by the Investment Bank in accordance with the characteristics and terms and conditions applicable to the particular process, ensuring equal participation among all participants in the process.

b.
Except as instructed by the Investment Bank to the Trustee in writing, no public notice will be required in connection with the procedure set forth in this Clause, and it may be carried out by personal invitation. Notwithstanding the foregoing, in the event that the Investment Bank, deeming it convenient, considers that the sale should be carried out by means of notice or calls to the general public, such Investment Bank shall instruct the Trustee to publish the Auction Notice in any of the newspapers with the largest circulation in the address of the Trustee, at least 15 (fifteen) Business Days in advance of the date designated for the sale.

c.
The personal invitation or public call must state, at least, (i) the date, time, and place where the auction will take place, (ii) that those interested in acquiring the assets to be sold must deliver to the Trustee, at least one Business Day prior to the date of the auction, between the hours of 10:00 a.m. and 5:00 p.m., at the address of the Trustee, a cashier's or certified check, surety bond, or letter of credit issued by any financial institution approved by the Primary Beneficiary in favor of the Trustee, in the amount of at least 10% of the base price of the Designated Property, or of any of the packages indicated in such invitation or call, as applicable, (“Earnest Money”), (iii) a description of the Designated Property and specify the way in which it will be auctioned (in whole, by lots, packages, among others), and (iv) the date, time, and place where the interested parties may request a copy of the instructions of the auction rules (“Auction Notice”).

d.
The interested party will only be considered as bidder with respect to the package indicated in the Earnest Money, i.e., on the day of the auction it will only be able to submit bids with respect to the package according to which it submitted the Earnest Money under the terms hereof. The amount consigned in the Earnest Money will be used for the payment of the sale price for such participant who is the winner of any of the packages indicated in the Auction Notice. If the Earnest Money is delivered outside the established dates and times, the Investment Bank reserves the right to consider the interested party as a bidder. In the event that the Investment Bank does not admit the interested party, it will not be considered as a bidder and the Earnest Money will be returned.

e.
At the time of delivery of the Earnest Money by the interested parties to the Trustee, in terms of subsection c. above, they shall sign a copy of the instructions of the auction rules, expressing their acceptance to be bound by them. Without the requirement of the delivery of the Earnest Money and the execution of the acceptance of the rules, no interested party will be considered as a bidder, nor may it be admitted to the event.

f.
 The Investment Bank shall ensure that potential bidders are informed that the Trustee (upon instruction by the Investment Bank) may suspend or cancel the bidding process at any time without liability to the Trustee or the parties hereto. The winning participant must pay, in full, the price of the Designated Property to be acquired in freely transferable funds on the same day.

g.
The Trustee, upon instructions of the Investment Bank and without any participation of the Primary Beneficiary, the Administrative Agent, or any Secured Party, shall settle the auction and declare the Designated Property sold, under the terms to be established, in favor of the bidder who has made the best proposal and offered the best payment terms, both, at the sole discretion of the Investment Bank. The terms of payment and the date of formalization of the relevant sale will be determined by mutual agreement between the Investment Bank and the bidder in favor of whom the sale is finalized. The Settlor may participate as bidder in the auction, under the same terms and conditions as any other bidder. Any of the Secured Creditors will have the right to submit a bid, and may do so on their own behalf and on equal terms and conditions to any other bidder; on the understanding that an offer to offset the outstanding balance of the Secured Obligations corresponding to such Secured Party may be submitted as the purchase price.

h.
In the event that the winning bidder does not pay the price offered within the terms agreed with the Investment Bank, (i) the Earnest Money shall inure to the benefit of the Investment Bank, who shall use it to pay documented fees, costs, and expenses incurred hereunder, and to pay the Secured Obligations, and (ii) the Investment Bank shall within 3 (three) Business Days thereafter give notice to the bidder who, at the sole discretion of the Investment Bank, has submitted the second highest bid; and if such second highest bidder maintains its initial bid, it will be given a reasonable term (as determined by the Investment Bank) to pay the purchase price offered to the Trustee; if the second highest bidder does not maintain its bid, the Trustee shall continue to contact all bidders in the order directed by the Investment Bank, following the procedure specified herein.

(11)     In the case of the first auction, the minimum sale price must be at least equal to the Appraisal Value of the Authorized Appraiser obtained pursuant to the provisions of subsection (7) above. If in the first auction the sale of the Designated Property, or a part thereof, as applicable, cannot be carried out under the terms and conditions established. The Parties agree that the Trustee, through the Investment Bank, shall carry out a second auction of all or part of the Designated Property that has not been sold, as applicable, under the same terms as the first auction, within the following 7 (seven) Business Days, decreasing the sale price by 5% (five percent). If in this second auction the sale of the Designated Property, or a part thereof, as applicable, cannot be carried out, the Trustee, through the Investment Bank, will hold a third auction of all or part of the Designated Property that has not been sold, as applicable, under the same terms as the first auction, within the following 7 (seven) Business Days, decreasing the sale price to the lesser of (i) the outstanding balance of the Secured Obligations, and (ii) the price of the third auction minus 5% (five percent). If in this third auction the sale of all the Designated Property cannot be carried out, the Trustee, through the Investment Bank, shall carry out a fourth auction of all the Designated Property that has not been sold, at the price determined by the Investment Bank at its own discretion.

(12)     The priority of payments, once the sale of the Designated Property is completed, will be as set forth below. The Trustee, without the need for a court order, upon instructions from the Investment Bank, shall apply the proceeds from the sale of the Designated Property, as follows:

a.
First, taxes, duties and other tax levies related to the Designated Property, due as of such date and caused by the sale of the Trust property, including those paid on behalf of the Settlor, will be covered.

b.
Secondly, the Trustee will be paid its outstanding fees as of such date, including the fees corresponding to the enforcement or adjudication of the Designated Property, including those paid on behalf of the Settlor.

c.	Thirdly, the expenses and fees incurred to achieve the sale and to carry out all the acts indicated in this Clause, including those paid on behalf of the Settlor, will be covered.

d.	Fourth, the Primary Beneficiary will be paid, for the benefit of the Secured Creditors, to the extent of the outstanding balance of the Secured Obligations.

e.
Once the above items have been covered, if there is any remainder, it will be delivered to the Settlor, on a pro rata basis, within a term of 10 (ten) Business Days following the date on which the sale price of the property is received.

(13)     The Investment Bank will have the right at any time to instruct the Trustee to suspend the proceedings it is carrying out, and to which this Clause refers, provided that the Investment Bank will retain the right to instruct the Trustee to resume such proceedings if so required, and the latter will be bound to comply with such instruction.

(14)     The Settlor hereby accepts and agrees that, subject to compliance with the extrajudicial foreclosure procedure set forth herein, it shall have no remedy against the Primary Beneficiary, the Secured Creditors, the Administrative Agent, and/or the Trustee in the event that the sale value of the Designated Property is less than the market value resulting from the relevant appraisal.

(15)     The cost of the appraisals, the notices, and in general, any expenses related to this procedure will be paid by the Settlor (or, otherwise, by the Trustee with the available funds of the Trust Property). In the event that the Settlor fails to make the relevant payments and the Trust Property proves insufficient to cover such expenses, the Primary Beneficiary may provide the Trustee with sufficient funds to make such payments or directly make payments of such expenses, in which case, the Primary Beneficiary may demand from the Settlor the amount of such costs and expenses, plus interest at the interest rate per annum equal to the rate paid on default interest under the Credit Agreement, on the understanding that: (i) such interest will be calculated from the date on which such payment was made by the Primary Beneficiary, until the date on which the amount of such amounts is reimbursed in full to the Primary Beneficiary, and (ii) the funds delivered will be considered as Secured Obligations. The Trustee is released from any liability in the event that it does not have sufficient funds to carry out the acts set forth in this clause.

(16)     Within the procedure set forth in this Clause, the Investment Bank will have the right to instruct the Trustee, with a copy to the Settlor, to carry out the required or convenient acts that may be related to the foreclosure procedure provided herein, even if such acts are not expressly provided in this Clause, provided that such acts do not materially alter the values and terms of sale of the Designated Property.

(17)     Neither the Primary Beneficiary nor the Trustee assumes or will assume any liability, express or implied, for or in connection with the accuracy or completeness of any information, if any, provided by the Settlor to any prospective buyer in connection with the sale of the Designated Property, except in the case of willful misconduct, negligence, bad faith, or fraud of the Primary Beneficiary or the Trustee, as applicable, as determined by a non-appealable court ruling.

(18)     The buyer of all or a portion of the Designated Property in accordance with the foregoing, will pay to the Trustee (or to whom it may concern) any value added tax and other applicable taxes arising as a result of, or in connection with, the transfer of the Designated Property, which the Trustee will deliver to the Settlor (or to whom it may concern). The Settlor will file the relevant tax returns in accordance with the applicable Mexican tax law, on the understanding that the Trustee will not be responsible for carrying out such procedures.

For purposes of Article 403 of the LGTOC, the Settlor expressly agrees to the extrajudicial foreclosure procedure set forth in this Clause, by signing this section as evidence of their express consent:

SERVICIOS DE TECNOLOGÍA AEROPORTUARIA, S.A. DE C.V.
AS SETTLOR

/s/ Javier Arreola Espinosa
By: Javier Arreola Espinosa
Title: Attorney-in-Fact

ELEVENTH. Taxes. Any payment by the Trustee pursuant to this Agreement will be made without deduction or withholding or on account of any tax, unless such deduction or withholding is required under the Applicable Law; provided that if the Trustee is required under the Applicable Law to make a deduction or withholding, the Trustee shall (i) pay no additional amount with respect to such deduction or withholding, unless required under the Credit Agreement, and (ii) promptly notify the Primary Beneficiary of such payment.

Any and all taxes (including, without limitation, any income taxes imposed by withholding or otherwise, sales taxes, value added taxes, and property taxes), levies, duties, fees, assessments, or determinations of any kind, present or hereafter created by the appropriate authority through the publication of a new statute, periodic amendment (miscelanea), law, or regulation, which are imposed on or related to the Trust Property, this Trust, or in connection with the performance of the Trust Purposes by the Trustee, will be paid by the Settlor; provided, however, that the Trustee will not be responsible for the calculation, withholding, and payment of any taxes, levies, duties, fees, assessments, or determinations, except as required by the Applicable Law in Mexico.

In the event that the tax provisions are amended, and a tax burden is imposed with respect to this Trust or the acts contemplated herein, any such tax burden will be borne by the Settlors.

The Settlor jointly and severally agrees to indemnify and hold the Trustee, the Primary Beneficiary, and the Secured Creditors harmless in the event of any tax contingency arising from the operation of this Trust.

Any expenses incurred in connection with the execution or performance of this Agreement will be borne by the Settlors. The Trustee will in no event be required to make disbursements from its property to cover such expenses, but shall give sufficient notice to the Settlors of the need to cover such expenses so that sufficient funds may be provided in advance. The Settlor will be liable for their payment obligations under this Clause Eleventh.

If the Settlor fails to comply with its obligations provided in this Clause and the Trustee receives a formal requirement from the authorities with jurisdiction to make any of the aforementioned payments, the Trustee shall give written notice on the day following the date of the requirement or notification of the relevant authority to the Primary Beneficiary regarding the requirement made by the authority, and if the Primary Beneficiary does not instruct it as to how to act, the Trustee may make the payment required from it with funds in cash that are kept in the Trust Property, and at no liability. Additionally, the Settlor shall provide to the Trustee, if requested by the latter in connection with compliance with applicable law or requirements from an authority with jurisdiction, the necessary documents to evidence compliance with its tax obligations, if applicable.

The Trustee will at all times be entitled to be represented, charged to the Trust Property, by its own attorneys, advisors, and tax advisors, in connection with any tax obligations that it may have. In accordance with the foregoing, a Settlor that is liable for a tax omission agrees to defend and hold the Trustee harmless from any liability and damages related to payment of taxes (including fees and expenses of tax advisors and attorneys, which are relatively reasonable and at market prices) derived from entering into or complying with this Agreement.

As a result of the foregoing, the Settlor agrees that the Trustee is released from all liability for its actions, since these are the strict responsibility of the former, agreeing to hold it harmless, indemnifying it in case of any default or incorrect compliance with the present or future tax obligations that arise during the term of the Trust, including, without limitation: tax withholdings, relevant tax returns, payments of all kinds of taxes, contributions, fees, improvements, ancillary charges, updates, or any other federal, state, and municipal tax charge, errors or omissions, any tax process before the tax authorities and other authorities, and agreements entered into with service providers or any other type of agreements, except in case of negligence, willful misconduct, or bad faith of the Trustee. The foregoing also includes any court or out-of-court dispute, unfavorable criteria and resolutions, administrative acts, administrative procedures, and the others that may arise as a result of the default or incorrect compliance with present or future tax obligations that arise during the term of the Trust, with the Settlor also hereby agreeing to be liable for the amount that should have been paid and/or the obligations that should have been complied with directly with the relevant tax authorities.

TWELFTH. Reports; inspections.

(a) Financial Statements. The Trustee hereby agrees to provide to the Parties, as soon as practicable, but in any event within 15 (fifteen) Business Days of each calendar month during the term of this Agreement, a financial statement with respect to the Trust Property, which must include, among other things, all deposits, debits, transfers, Permitted Investments, and closing balances with respect to the immediately preceding calendar month.

Any financial statement or report prepared by the Trustee must be prepared in accordance with the formats established by the Trustee and must contain such information as the Trustee may determine in accordance with the institutional policies.

The Parties agree that the financial statements issued by the Trustee and, if applicable, the account statements received by the Trustee from the financial intermediaries with whom the investments are made, will be sent by the Trustee to the other Parties electronically to the email addresses indicated in Clause Fifteenth of this Trust, and the Trustee will be released from the obligation to send financial statements and, if applicable, physical account statements through specialized couriers. Likewise, and for the purpose of expediting the consultation process, the Trustee will facilitate consultation of the financial statements electronically through the trust system of the institution to which the Trustee belongs.

The Trustee shall send copies of the account statements relating to the bank accounts maintained by the Trustee under this Agreement which it receives from any credit institution with which Trust Accounts are open; on the understanding that in the case of bank accounts opened in a bank other than the one to which the Trustee belongs, the Trustee shall only be bound to deliver copies of the account statements provided by the bank in which such accounts are opened by the third Business Day following the day on which it receives them, and such delivery will be made electronically in accordance with the previous paragraph.

For purposes of complying with the delivery of the account statements, the Trustee, upon instructions from the appropriate Party, shall arrange and provide access to the persons designated by them and shall facilitate electronic consultation of the account statements and transactions of the Trust Accounts through online banking services. Once access to the Trust Accounts is provided, the obligation of the Trustee to deliver account statements will be deemed performed.

The Trustee will not be liable in the event that any Party does not receive the respective financial statements (provided that it has sent them under the terms of this Trust); however, such Party may at any time, in such case, request from the Trustee a copy of the relevant account statements.

(b) The Trustee further agrees to provide to the Primary Beneficiary and the Settlor, within 5 (five) Business Days following the date on which it receives a written request, all information reasonably requested in writing by either of them in connection with this Agreement and the Trust Property.

(c) The Primary Beneficiary and the Settlor, through designated representatives, may at any time during the term of this Agreement, review the records of the Trustee related to this Agreement. For such purposes, the Primary Beneficiary and the Settlor shall give written notice to the Trustee, as applicable, at least 3 (three) Business Days in advance of the review. Any such review will be conducted during business hours.

THIRTEENTH. Duration and Irrevocability. Reversion. This Agreement is irrevocable and will remain in force until all the Secured Obligations have been fully paid and satisfied, which must be certified in writing by the Primary Beneficiary, as applicable, and may not be terminated, except (i) if any of the events set forth in Article 392 (except for the one set forth in Section VI of such Article) and 392 bis of the LGTOC occurs, or (ii) in the event of the sale of the Trust Property in accordance with the terms of this Agreement. Once this Agreement is terminated in accordance with its terms, the remainder of the Trust Property shall revert in favor of the Settlor that transferred to the Trustee such property for its contribution to the Trust. Within ten (10) Business Days following the termination of this Agreement, and at the expense of the Settlor, the Trustee or the Primary Beneficiary, as applicable, shall sign all the documentation, including the total extinction agreement of the Trust to be entered into by and between the Parties to the Trust, and the documentation requested by the Settlor required to formalize the transfer to the Settlor of the remaining Trust Property, as applicable.

The cost of taxes and fees related to the reversion by the Trustee of the Trust Property to the Settlor will be fully paid by the Settlor. In the event that, for causes attributable to the Settlor, the formalization of the transfer of the Trust Property is delayed, the Settlor shall compensate the Trustee for any expenses and disbursements, including the payment of fees, as set forth in this Agreement. In the event that the Trust Property reverts to the Settlor, the Settlor will have no right to bring claims against the Trustee or the Primary Beneficiary with respect to the condition of the Trust Property.

FOURTEENTH. Additional Covenants. During the term of this Agreement, the Settlor agrees to do all such acts as, in the reasonable opinion of the Primary Beneficiary, may be required to: (i) maintain in full force and effect the Trust established under this Agreement or to enable the Trustee to perform any and all acts set forth in this Agreement, and (ii) perform such other acts as may be required to perfect the Trust established under this Agreement or to perform the Trust Purposes, including without limitation, the execution and delivery of such instruments and documents and the performance of such acts or deeds as may be required for the purpose of obtaining or retaining the rights derived from the Trust Property.

FIFTEENTH. Notices.

All notices and communications (including subpoena and any other judicial or extrajudicial notices or communications and also for purposes of extrajudicial proceedings and also for purposes of the extrajudicial foreclosure proceedings provided for in this Agreement), which under this Trust Agreement are required or permitted to be sent to any Party to this Agreement, must be in writing, in Spanish, and delivered personally or sent by certified mail with return receipt requested, by email, with the attachment in PDF format and signed in autograph form by the Authorized Officer or Officers of the respective Party, with acknowledgment of receipt automatically generated, without the need for subsequent delivery of the original to the Trustee, or, with respect to each Party, to such other address or email address as such Party may designate by written notice to the other Parties. Until notice of change of address is received by the other Parties pursuant to this Section, notices delivered to the address set forth in this Trust Agreement will be fully effective. Notices delivered personally or by specialized courier service will be effective when delivered. The notices delivered by email will be deemed delivered when they are received, according to the acknowledgement of receipt automatically generated by the electronic system. The Parties indicate as their addresses the following:

To the Settlor:

Servicios de Tecnología Aeroportuaria, S.A. de C.V.
Address: Paseo de los Tamarindos No. 400-B, Piso 7,
Bosques de las Lomas - 05120 CDMX, México
Tel: +52 55 4170 3040
Email: jarreola@nhg.com.mx
Attention: Javier Arreola Espinosa

To the Primary Beneficiary
Scotiabank Inverlat, S.A., Institución de Banca Múltiple, Grupo Financiero Scotiabank Inverlat
In its capacity as of Trustee of trust CIB/4007
Blvd. Manuel Ávila Camacho 1, piso 1, Ciudad de México, Colonia Lomas de Chapultepec,
C.P. 11009.
Tel: 52 55 5123 2859
Email: jose.rivero@scotiabank.com
Attention: José Jorge Rivero Méndez

To the Trustee
CIBanco, S.A., Institución de Banca Múltiple
In its capacity as of Trustee of trust CIB/4007
Mariano Escobedo 595 Piso 8
Plaza Campos Elíseos Uno
Col. Rincón del Bosque, CP. 11580,
Miguel Hidalgo, Ciudad de México
Tel: 55 50633900
Attention: Alonso Rojas Dingler and Gerardo Andrés Sainz González
Email: arojas@cibanco.com; instruccionesmexico@cibanco.com

Any instructions, notices, requests, responses, and/or any other communications to the Trustee must be made in advance and in writing (without exception) and comply with the following requirements:

1.	They must be sent to the contractual address of the Trustee.

2.	They must be specifically addressed to CIBanco, S.A., Institución de Banca Múltiple, in its capacity as Trustee of the respective Trust.

3.	They must refer to the internal identification number assigned to the Trust: “CIB/4007”.

4.	They must refer to the Clause in accordance to which the party issuing the instruction is authorized to do so.

5.
It must contain the autograph signature of the persons accredited in the document called “Certification of Signatures”, requested by the Trustee under the “KYC” policies prior to the execution of this Trust and whereby they designate their authorized officers (“Authorized Officers”).

6.	They must expressly and clearly specify what is being requested from the Trustee, indicating specific amounts, quantities, and activities.

7.
In the case of instructions related to deposits, transfers, and/or payments, the Trust Account through which the payment is to be made must be indicated, and the account to which the required deposit is to be made, detailing: (i) account number, (ii) CLABE, (iii) banking institution where such account is opened, (iv) beneficiary, (v) branch, and (vi) reference. In case of payments to be made in Dollar accounts, the following must be indicated: (i) SWIFT code, and (ii) intermediary bank data. Any notice, information, request, or instruction to be sent by email related to transactions, operations, management, and administration of the Trust Accounts must be sent with the PDF file attached, to all emails indicated in this Clause for the Trustee.

8.
In the event that the Agreement does not provide a different term, the respective instruction must be delivered to the Trustee at least 2 (two) Business Days in advance of the date on which the instruction is required to be executed.

Failure to comply with any of the aforementioned items releases the Trustee from the obligation to comply with the instructions contained in such communication, and therefore the Trustee will not be liable for the result of its inactivity until such time as the errors in the aforementioned letter of instruction are corrected.

In view of the foregoing and even if not expressly provided herein, the Parties agree that for the performance of the Trust Purposes and/or any document related thereto to which the Trustee is a party, the Trustee shall at all times act in accordance with the written instructions received from the Party which pursuant hereto is required or entitled to give such instructions, except in cases in which the Trustee is required to defend the Trust Property.

If the Trustee acts in compliance with the instructions duly issued by whoever is authorized under the terms of this Trust, and in accordance with its terms, conditions, and purposes, its actions and results will not generate any liability and it shall only respond against the Trust Property and to the extent thereof, provided that it has not acted with negligence or bad faith determined by an authority with jurisdiction through a final and unappealable ruling.

The Trustee shall execute the monetary instructions on the same day of receipt if such instructions were received before 11 (eleven) a.m., and on the following Business Day if received after such time. In the case of non-monetary instructions, the Trustee shall execute the instructed acts within 2 (two) Business Days following the date of receipt of the relevant instruction, provided it has the necessary documents to execute such instruction.

With respect to the instructions or communications to be made to the Trustee, the Parties, aware of the risks involved in issuing instructions by electronic means, such as errors, insecurity, and lack of confidentiality, and the possibility of fraudulent activities, hereby authorize the Trustee to proceed in accordance with the instructions received through the aforementioned means, for which they hereby release the Trustee from any liability derived from such transmissions; the foregoing on the understanding that the Trustee will not be required to review the authenticity of such instructions or communications or to ascertain the identity of the sender or the confirming party, therefore the Parties expressly agree to be bound by any instruction or communication, which has been sent on their behalf and accepted by the Trustee.

The Parties agree from now on to use electronic means to send instructions to the Trustee, in order to carry out transactions with the liquid funds comprising the Trust Property, through the person or persons designated as Authorized Officers for such purpose, in accordance with the legal provisions applicable in this matter and the guidelines indicated by the Trustee for such purposes, accepting from now on any liability for the use of the password provided by the Trustee for access to such electronic means, in accordance with the following:

(a)
The identification of the user will be made through the use of keys and passwords provided by the Trustee, which for the purposes of Article 52 of the LIC in force will be considered as the identification mechanism, and the responsibility for the use and disposal of such means of identification will solely rely on the designated person or persons.

(b)
The instructions sent through the use of such electronic means will have the same legal force as the instructions containing the signature of the Authorized Officer or Officers to dispose of the liquid funds comprising the Trust Property and the Trustee shall be responsible for guaranteeing the integrity of the information transferred by such means.

(c)
The creation, transfer, modification, or termination of rights and obligations inherent to the transactions and services in question will be recorded by means of a log that will record any and all data of the instructions received.

(d)	User authentication will be carried out through the use of access keys and passwords, and a second authentication device that uses dynamic information for monetary transactions.

(e)	Confirmation of the execution of monetary transactions, performed through the electronic means of the Trustee may be made through the same electronic means, using the following options:

Clause First. Consultation of transactions made, and consultation of balances for investment agreements, fees pending payment and rates of return.

Clause Second. Instructions for deposit, withdrawal, transfer between agreements, payment of fees and pending instructions.

Clause Third. Financial information consisting of account statement, balance sheet, income statement, and trial balance.

The Trustee hereby informs that the main risks arising from the use of electronic media, under the terms of this Clause, are the following: (a) theft of the profile using malicious code and possible electronic fraud; (b) impossibility to carry out transactions; (c) possible theft of sensitive data of the service holder; and (d) access to portals compromising the security profile of the user.

The Trustee hereby informs the Parties of the following recommendations to prevent irregular or illegal transactions: (a) keep the operating system and all its components updated; (b) use antivirus software and keep it updated; (c) install a personal firewall; (d) install anti-spyware and keep it updated; (e) set the security and privacy levels of the Internet browser to a level no lower than medium; (f) do not click on a link in an email if it is not possible to verify the authenticity of the sender; (g) make sure you are on a secure Internet site to carry out e-commerce or e-banking transactions; (h) never disclose your personal information to anyone else; (i) change usernames and passwords on a regular basis; (j) learn to distinguish warning signs; (k) consider installing a browser toolbar to protect against fraudulent sites; (l) avoid conducting financial transactions from public places or wireless networks; (m) periodically review all accounts to which you have electronic access; (n) contact the Trustee with any irregularities; and (o) report fraudulent or suspicious emails.

It is the responsibility of the other Parties to promptly inform the Trustee of any change in the register of Authorized Officers to use the electronic media of the Trustee. These changes include terminations and additions of users, and changes in their duties with respect to the sending of instructions under the Trust agreement.

If the Trustee acts in compliance with the instructions duly issued by an authorized person, pursuant to the Trust and in accordance with its terms, conditions, and purposes, its actions and results will not give rise to any liability and it will only be required to respond against the Trust Property and to the extent thereof.

The Parties agree that in the event that the Trustee has to receive documentation under the Trust or the performance of the Trust Purposes, such documentation will only be received at the address it has indicated in this Trust, during business hours and on Business Days.

SIXTEENTH. Miscellaneous.

16.1     Amendments. This Agreement may only be amended by public instrument executed by the parties hereto and in accordance with the terms and conditions of the Credit Agreement.

16.2     Assignment. Neither the Trustee nor the Settlor may assign or transfer its rights or delegate its obligations under this Agreement, except with the prior written consent of the Primary Beneficiary, which consent must be given in a timely manner for any assignment, transfer, or delegation made pursuant to the Credit Agreement. For such purposes, each of the Trustee and the Primary Beneficiary agrees to execute in a timely manner, upon receipt of a written request from the Settlor and at the expense of the Settlor, any contract or document or take any subsequent action, as reasonably requested by the Settlor, to carry out such transfer, assignment, or delegation. The Primary Beneficiary may only assign or transfer its rights or delegate its obligations under this Agreement as it may be permitted to assign or transfer its rights or delegate or terminate its obligations as Collateral Agent under the Credit Agreement. Notwithstanding the foregoing, if any of the Parties assigns its rights under this Agreement, it shall cause the assignee to satisfactorily comply with the requirements that the Trustee makes to comply with the terms of Article 115 of the LIC.

16.3     Waiver of Rights. The delay or omission by the Parties in the exercise of the rights and remedies provided in this Trust or in the Applicable Law will in no event be construed as a waiver thereof. Likewise, the singular or partial exercise by the Parties of any right or remedy derived from this Trust will not be construed as a waiver of the simultaneous or future exercise of any other right or remedy.

16.4.     Headings; Counterparts. The headings used in this Agreement are for ease of reference only and will not be used for the interpretation of the provisions of this Agreement. This Agreement may be executed in any number of counterparts and by the several Parties hereto in separate counterparts, each of which, when executed, will be binding upon the Parties hereto, but all of which together will be deemed to be an original and will constitute one and the same instrument.

16.5     Severability. The Parties agree that, in the event that any of the provisions of this Agreement prove to be invalid or illegal, to the extent permitted by the Applicable Law in Mexico, such provisions will be deemed not enforceable and the remaining provisions of this Agreement will remain valid and enforceable.

16.6     Entire Agreement. If any provision of this Trust is declared null or invalid, the remaining provisions will remain valid and enforceable, just as if the provision declared null or invalid had not been included.

16.7       Legal Prohibitions. Pursuant to the Circular Letter and Article 106 Section XIX of the LIC, the Trustee states that, by means of this Section, it has explained in writing and in a clear and unequivocal manner to the other Parties the legal meaning and consequences of Article 106, Section XIX of the LIC, which is hereby transcribed for all relevant purposes:

“ARTICLE 106. Credit institutions may not:

XIX. When performing the transactions referenced in Article 46, Section XV of this Law:

(a) Repealed

b) Be liable to the Settlors or principals, for default by borrowers, pursuant to loans granted, or by issuers, for securities acquired, unless such default is caused by their fault, pursuant to the provisions of the final part of Article 391 of the General Law of Negotiable Instruments and Credit Transactions, or guarantee returns for the funds the investment of which is entrusted to them.

If upon termination of the trust, mandate, or agency relationship created for the purpose of granting loans, these were not settled by the borrowers, the institution shall transfer them to the Settlor or beneficiary, as applicable, or to the principal, refraining from paying its balance.

In trust, mandate, or agency agreements the above paragraphs must be included in a notorious manner and a representation by the trustee indicating that it unequivocally provided such information to the persons from which it received the property or rights to be contributed to the trust, must be included.

c) Act as trustees, or agents in trusts, mandate or agency agreements, respectively, through which funds from the public are obtained, directly or indirectly, through any action that causes direct or contingent liabilities, except regarding trusts created by the Federal Government, through the Ministry of Finance and Public Credit and trusts through which securities are registered with the National Securities Registry (Registro Nacional de Valores), pursuant to the provisions of the Securities Market Law (Ley del Mercado de Valores);

d) Perform under the trust, mandate or agency agreements referenced in the second paragraph of Article 88 of the Investment Companies Law (Ley de Sociedades de Inversión);

e) Act in trust, mandate, or agency agreements through which restrictions or prohibitions contained in financial laws are evaded;

f) Use funds or securities of the trust, mandate or agency agreements intended for providing loans, in which the Trustee has discretionary authority, to grant these for performing transactions pursuant to which their trust officers; the members of the board of directors or steering committee;, as applicable, both principal and alternate, whether acting in such capacity or not; the employees and officers of the institution, the principal or alternate statutory auditors, whether acting in such capacity or not; the members of the technical committee of the relevant trust; the ascendant or descendant first degree relatives or spouses of the aforementioned persons, the companies at whose meetings such persons or the same institutions have a majority, in addition to the persons that the Mexican Central Bank determines pursuant to general provisions.

g) Manage rural properties, unless they have been entrusted with their management, to distribute the estate among the heirs, legatees, associates or creditors, or to pay a debt obligation or to secure their performance with the value of the property itself or of its returns, and without, in these cases, such management exceeding the term of two years, except regarding trusts for production or security trusts, and

h) Enter into trusts that manage amounts of money periodically contributed by consumer groups integrated through marketing systems, intended for the acquisition of certain goods or services, of those provided in the Federal Consumer Protection Law (Ley Federal de Protección al Consumidor).

Any agreement contravening the above provisions will be null and void…”

The Parties hereby represent that the Trustee has unequivocally informed them the contents of this provision and, by executing this Trust Agreement, the Parties confirm to the Trustee that they are aware of the scope of such provision.

Additionally, pursuant to Section 5.5 of the Circular Letter, the applicable provisions of Section 6 of the Circular Letter to which the Trustee is subject are transcribed below for all relevant purposes:

“6. PROHIBITIONS
6.1 In the creation of Trusts, Trust Companies may not:

a) Charge to the trust property, prices different from those agreed upon completing the transaction in question;

b) Guarantee returns or prices for the funds the investment of which is entrusted to them; and

c) Perform transactions under conditions and terms that contravene their internal policies and sound financial practices.

6.2 Trust Companies may not enter into transactions with securities, negotiable instruments, or any other kind of financial instrument that do not comply with the specifications agreed in the relevant trust agreement.

6.3 Trust Companies may not enter into the types of Trust Agreements that they are not authorized to enter into pursuant to the laws and provisions that govern them.

6.4 In no event may Trust Companies pay, with the trust property, any penalty imposed on such Companies by any authority.

(…)

6.6 Trust Companies shall observe the provisions of Articles 106 section XIX of the Credit Institutions Law, 103 section IX of the Securities Market Law, 62 section VI of the General Law of Insurance Companies and Mutual Insurance Companies (Ley General de Instituciones y Sociedades Mutualistas de Seguros), 60 section VI Bis of the Federal Surety Law (Ley Federal de Instituciones de Fianzas) and 16 of the Organizational Law of Financiera Rural (Ley Orgánica de la Financiera Rural),  as applicable for each Company.”

Additionally, and in accordance with the provisions of Section 5.2 of the Circular Letter, the Trustee has made known to the other Parties that the Trustee will be civilly liable for any damages caused by the breach of the Trustee of its obligations under this Trust Agreement, if such breach is due to its fault as determined by a final and unappealable ruling of a Governmental Authority with jurisdiction.

16.8     Loan-to-Value. For purposes of Section 2.6 of the Circular Letter, the Settlor and the Primary Beneficiary agree that they have not agreed to a loan-to-value assessment, and therefore the Trustee will not be required to monitor the relationship between the value of the Trust Property and the outstanding balance of the Secured Obligations.

16.9     FATCA and CRS. In the event that the obligations related to FATCA and CRS are applicable by reason of the activities carried out through the Trust, the performance of such obligations will be the responsibility of the Trust, and therefore the Trustee shall comply with such obligations through the Settlor, and for such purposes shall hire, prior written instruction of the Settlor, an external advisor to provide advisory services, at the expense of the Trust Property, in connection with the performance of such obligations. The Trustee, upon prior instruction of the Settlor, will grant a special power of attorney to the person that the Settlor designates and with the necessary authority to carry out any acts required for the performance of such obligations, on the understanding that the Trustee will not be liable for the acts that are carried out by such attorney-in-fact.

The Settlor, the Trustee, the beneficiaries, the other Parties to the Trust, and the natural persons exercising effective control over the Trust (including through a chain of control) shall provide to the Settlor and its designee all documentation or information reasonably requested by the Settlor regarding their identity (including name, date, and place of birth), nationality, citizenship, residence (including tax residence), percentage of interest, tax status, Tax ID (or tax identification number), beneficial owners (or persons exercising control), income, assets, or any other related documentation or information, or of their beneficial owners (or persons exercising control), so that the Settlor, with the support of external counsel, may comply with any present or future obligations related to FATCA and CRS derived from the activities carried out through the Trust (including any documentation or information related to the provisions regarding the prevention and identification of transactions with funds from illegal sources) (“Tax Information”). Additionally, the Settlor, the Trustee, the beneficiaries, the other Trust Parties and the individuals exercising effective control over the Trust (including through a chain of control) shall update, amend, or replace their Tax Information to the extent of any material change (including any change in circumstances) with respect to the Tax Information previously provided.

SEVENTEENTH. Fees and Expenses of the Trustee. The documented costs and expenses incurred by the Trustee in connection with this Trust, the fees, and any other amounts generated in favor of the Trustee are jointly and severally payable by the Settlor, including, without limitation, the trustee fees generated by the execution of the Trust, and the registration fees of the Trust, and the Contribution Agreement in the RUG and other expenses related thereto.

The Settlor also agrees to pay to the Trustee the trustee fees and commissions indicated in Exhibit I to the Trust, with the exception of the payment of the trustee fees corresponding to the formalization and anticipated first year of the annual management of this Trust, which will be paid directly by the Settlor prior to or on the execution date of the Agreement. Taxes, duties, expenses (including travel and per diem expenses, if any), will be paid in advance to the Trustee at the expense of the Settlor.

In the event that in a term greater than 90 (ninety) calendar days, following the date on which the payment of the trust fees or any payment to which the Trustee is entitled to receive or to be reimbursed under the terms of this Trust, the Trustee has not received the relevant amounts from the Settlor, the Trustee will be entitled to charge its fees against funds available in the Trust Property.

To the extent that collection of these amounts by the Trustee becomes impossible, the Trustee will be entitled to charge default interest on the unpaid balances at a rate per annum equivalent to the amount resulting from applying the average of the 28 (twenty-eight) day Interbank Equilibrium Interest Rate (TIIE) plus 2 (two) points published by the Mexican Central Bank in the Federal Official Gazette for the period from the date on which such fees were due and the date on which these are paid.

EIGHTEENTH. Permitted Investments.

18.1 Permitted Investments. The Trustee shall invest the liquid funds forming part of the Trust Property in accordance with the provisions of this Clause (“Permitted Investments”). The funds on deposit in the Trust Accounts will at all times be invested upon prior written instructions of the Settlor or the Primary Beneficiary, as applicable, in accordance with Clause 7.2 of this Agreement, and consistent with the terms of the Credit Agreement.

In the event that the Settlor or the Primary Beneficiary does not instruct the Trustee to carry out the investments in any of the Permitted Investments described in this Clause, by executing this Agreement the Parties instruct the Trustee to invest all the amounts deposited in the Trust Accounts only in the following types of investments: (i) Notes with Interest Payable at Maturity; (ii) debt instruments subject to repo or direct, issued by the Mexican federal government, both with daily liquidity terms (“Permitted Supplemental Investments”), for which the Trustee will be authorized to open the investment accounts required for such purposes; on the understanding that in the event that it is required or instructed for the performance of the Trust Purposes and/or the investments of the Trust to carry out foreign exchange transactions, such as the purchase and/or sale of foreign currency and/or conversion of funds to currencies of legal tender in other nations, or from other nations to currency of legal tender in Mexico, the Parties agree that these transactions will be carried out by the Trustee at the exchange rate of the date of the transaction offered to the public by the banking institution where the Trust Accounts are opened or in [CIBanco, S.A., Institución de Banca Múltiple] and the Trustee will not be liable for any loss or impairment that the exchange differences may generate in the Trust Property. The Trustee may execute and open the necessary agreements to carry out the forex transactions. The Trustee shall invest the funds in Supplemental Permitted Investments until it receives instructions to the contrary.

In the case of conversions, the instruction must be received at least 2 (two) Business Days in advance and the necessary resources must exist in the Trust Accounts to make the transfer to the credit institution provided in such instruction.

Investments will always be made for the necessary terms, and in any case the instruments in which the amounts that at any time the Trustee holds under this Trust are invested will have a maturity date no later than 1 (one) Business Day after their execution, to ensure that an adequate level of liquidity is maintained to timely comply with the payments, transfers, or disbursements that proceed according to this Trust, which are made with charge to the Trust Property. The Trustee will not be liable for any loss suffered by the securities invested in pursuant to this Clause, in relation to the acquisition price, due to fluctuations in the market.

In compliance with Section 3.2 of Circular Letter 1/2005, in the event that the Trustee does not immediately invest the liquid funds it has in the Trust Property, in accordance with the Trust Purposes or in accordance with the Permitted Investments, the funds received by the Trustee after 12:00 noon must be deposited in a credit institution by the Business Day following that on which they are received, while they are applied to comply with the provisions of this Trust. In the event that the deposit referred to in this Clause is made with the Trustee, such deposit will accrue the highest rate that the Trustee pays for transactions for the same term and similar amount, on the same dates on which the deposit is maintained.

The Trustee will invest in Permitted Investments referred to in this Clause on the same day on which it receives the relevant funds, if such day is a Business Day and provided that such funds are received by the Trustee before 12:00 p.m. (Mexico City time) or (ii) the immediately following Business Day if it receives the funds on a day that is not a Business Day or after 12:00 p.m. on a Business Day.

For purposes of making Permitted Investments as provided above, the Trustee is hereby authorized to open, maintain, and manage checking and/or investment accounts in the name of the Trustee, provided that such checking and/or investment accounts will be deemed to be “Trust Accounts” for purposes of this Trust Agreement.

If required, the Settlor and the Trustee hereby authorize the Trustee to make Permitted Investments; provided, however, that in no event will the rights and obligations of the Trustee, acting in such capacity, and CIBanco, S.A., Institución de Banca Múltiple, acting on its own behalf, arising out of or relating to any Permitted Investment, be extinguished or deemed to be extinguished by merger of debtor and creditor in the same person.

The Trustee has clearly and unequivocally explained to the Settlor and the Trustee the contents of Section 5.4 of the Circular Letter, the first paragraph of which is transcribed below for all relevant purposes:

“5.4 In accordance with the provisions of Articles 106, Section XIX subsection a) of the Credit Institutions Law, 103, Section IX, subsection b) of the Securities Market Law, 62 Section VI, subsection a) of the General Law of Insurance Institutions and Mutual Insurance

Companies, and 60 Section VI Bis, subsection a) of the Federal Law of Surety Bond Institutions, Full Service Banks, Development Banking Institutions corresponding under the terms of their organic laws, Brokerage Firms, Insurance Institutions and Surety Bond Institutions, are authorized to, in compliance with Trusts be able to carry out transactions with the same institution acting on their own account, provided that these are transactions that their law or provisions deriving therefrom allow them to carry out and preventive measures are established to avoid conflicts of interest.”

The Trustee has also clearly and unequivocally explained to the Settlor and the Trustee the following preventive measures, in addition to the foregoing:

(i) the Trustee may carry out the transactions referred to in Section 5.4 of Circular Letter 1/2005 with CIBanco, S.A., Institución de Banca Múltiple, acting on its own behalf, provided that such transactions are permitted in accordance with the LIC and other applicable provisions and that preventive measures are established to avoid conflicts of interest;

(ii) the rights and obligations of CIBanco, S.A., Institución de Banca Múltiple, acting as Trustee and on its own behalf, will not be extinguished by merger of debtor and creditor in the same person; and

(iii) any department or area of CIBanco, S.A., Institución de Banca Múltiple, acting on its own behalf and the trust department or area of such institution, will not be directly dependent on each other.

Pursuant to the provisions of Article 106, Section XIX, subsection (b) of the LIC, the Trustee will not be liable for the rate of return received on Permitted Investments made pursuant to this Clause, except that the Trustee will be liable in cases in which such detriment is a consequence of the failure by the Trustee to comply with its obligations hereunder with respect to the performance of Permitted Investments and/or if there is willful misconduct, bad faith, gross negligence, fraud, or negligence of the Trustee in accordance with Article 391 of the LGTOC, as determined by a final and unappealable ruling of a Governmental Authority with jurisdiction.

In accordance with the General Provisions applicable to brokerage firms and credit institutions regarding investment services (“Provisions”), or any other official provision that modifies or replaces them, the Parties acknowledge that the Trustee will not provide under any circumstances any investment advisory service or attention, and therefore will not be liable to the Settlor and the Primary Beneficiary for such matters. Any investment made by the Trustee upon prior written instruction of the Settlor and the Primary Beneficiaries, will be considered a service of transactions execution. Also, in consideration of such provisions, the Parties hereby authorize the Trustee to request to the financial institutions where the Trust Accounts are kept open the exclusion of the application of such provisions, being considered as an institutional investor (as defined in the Provisions).

18.2 Investment Instructions. The Trustee shall invest the funds existing in the Trust Accounts, in accordance with the instructions received from the Settlor or the Primary Beneficiary, as applicable, in accordance with Clause 7.2 of this Agreement. The foregoing on the understanding that the Trustee shall continue to apply the last instructions received as long as it does not receive a new instruction, provided that such instruction is within the parameters set forth in the preceding Section.

NINETEENTH.     Information. The Trustee agrees to maintain confidentiality with respect to the Information (as defined below), except for such Information that may be disclosed (a) to its affiliates and their respective managers, directors, members, officers, employees, agents, advisors, and other representatives on a need to know basis (provided, however, that Persons to whom such information is disclosed must be informed of the confidential nature of such information and will be instructed to keep such Information confidential), (b) to the extent requested by any regulatory authority purporting to have jurisdiction thereof, (c) to the extent required by the Applicable Law or by any subpoena or similar legal process or by a court with jurisdiction, (d) to any other party to this Agreement, (e) to the extent necessary in connection with the management of this Trust or in the exercise of the remedies set forth in this Agreement, or any other action or proceeding relating to this Agreement or the specific performance of rights under this Agreement, (f) subject to an agreement containing provisions substantially similar to those of this Agreement, to (i) any assignee or any prospective assignee of any of its rights or obligations under this Agreement, or (ii) any party or any prospective party (or its managers, members, directors, officers, employees, agents, advisors, and other representatives on a need to know basis) to any hedging or other similar agreement in which payments are made by reference to the Settlor and its obligations, this Agreement or payments set forth in this Agreement, (g) with the consent of the Settlor or the Primary Beneficiary, as applicable, or (h) to the extent such Information (x) is made available to the public other than as a result of a breach of this Clause Twentieth, or (y) is made available to the Trustee or any of its affiliates on a non-confidential basis by a source other than the Settlor or the Primary Beneficiary, as applicable.

For purposes of this Clause, “Information” means any information received by the Settlor or the Primary Beneficiary or any of their respective businesses, other than information that is available to the Trustee on a non-confidential basis prior to disclosure by the Settlor or the Primary Beneficiary. Any Person who is bound to maintain the confidentiality of the Information pursuant to the provisions of this Clause will be deemed to have complied with such obligation if such Person has exercised the same degree of diligence in maintaining the confidentiality of the Information as it would with its own confidential information.

The Trustee acknowledges that (a) the Information may include material confidential information relating to the Settlor or the Primary Beneficiary, as applicable, (b) it has developed compliance procedures in connection with the use of material confidential information, and (c) it will make use of such material confidential information in accordance with the Applicable Law, including Exchange Laws.

TWENTY-FIRST. Powers of Attorney. In the exercise of any power of attorney granted by the Trustee pursuant to the terms of this Agreement, the attorneys-in-fact shall give written notice to the Trustee of any act that could compromise or jeopardize the Trust Property. Likewise, the attorneys-in-fact will be responsible for reviewing the documentation and procedures carried out in the exercise of the powers granted.

The Trustee shall grant the individuals or legal persons that the Settlor or the Primary Beneficiary (as applicable, in accordance with Clause 7.2 of this Agreement) designate in writing, the powers of attorney required to defend the Trust Property under the terms of section (i) of Clause Four of this Agreement, having to grant such powers of attorney within 6 (six) Business Days following the date on which they are requested from it, provided the draft of the instrument containing the power of attorney required to be granted has been sent to it. If the Settlor or the Primary Beneficiary, as applicable, do not designate an individual or legal person for the defense of the Trust Property under the terms mentioned, and it is probable that such omission will have a material adverse effect on the Trust Property, the Trustee shall grant the necessary powers of attorney to the persons that the Trustee deems appropriate in its sole and absolute discretion, and it shall issue the necessary instructions for the effective defense of the Trust Property until the Primary Beneficiary gives the necessary written instructions for such defense, without liability for the Trustee, except in case of fraud, willful misconduct, bad faith, or negligence of the Trustee. The Trustee will not be liable for the acts of the attorneys-in-fact appointed by the Trustee in accordance with this Clause or for the payment of the relevant fees and expenses, which payment must be first charged to the Settlor. If the Settlor fails to comply with its payment obligations under this Clause, in spite of having received a prior written request from the Trustee, the documented expenses related to granting powers of attorney and fees of the legal counsel designated for such purpose will be charged to the Trust Property, in accordance with the terms of the clauses of this Agreement, without the need for prior instructions from the Primary Beneficiary to charge such expenses to the Trust Property.

TWENTY-SECOND. Exchange of Information. Pursuant to Article 106, Section XX of the LIC, the Parties hereby expressly authorize the Trustee to share and deliver any information related to the transactional documents and/or related to the Parties of this Trust to its holding company, subsidiaries, representative offices, agents, authorities, or third parties related to the Trustee in any place, solely with respect to any service related to the performance of any applicable obligation under applicable laws, internal policies, statistical purposes, processing, storage of information, and risk analysis. The foregoing on the understanding that the persons to whom the information is shared will maintain at least the same confidentiality and security conditions for the information as the Trustee is required to maintain under the Applicable Law.

TWENTY-THIRD. Governing Law; Jurisdiction. This Agreement will be governed in accordance with the laws of Mexico. For the interpretation and performance of this Agreement, the Parties expressly and irrevocably submit to the jurisdiction of the federal courts of Mexico City, Mexico, expressly waiving any other venue to which they may be entitled by reason of law, their current or future address, or otherwise.

[Intentionally left blank; signature pages follow].

 SERVICIOS DE TECNOLOGÍA AEROPORTUARIA, S.A. DE C.V.
AS SETTLOR

/s/ Javier Arreola Espinosa

By: Javier Arreola Espinosa
Title: Attorney-in-Fact

Signature page of irrevocable, security, and management trust agreement number CIB/4007 entered into by and between Servicios de Tecnología Aeroportuaria, S.A. de C.V., as Settlor, Scotiabank Inverlat, S.A., Institución de Banca Múltiple, Grupo Financiero Scotiabank Inverlat, acting as collateral agent, on behalf and for the benefit of the Secured Creditors, as Primary Beneficiary and CIBanco, S.A., Institución de Banca Múltiple, as trustee.

SCOTIABANK INVERLAT, S.A., INSTITUCIÓN DE BANCA MÚLTIPLE, GRUPO FINANCIERO SCOTIABANK INVERLAT, ACTING AS COLLATERAL AGENT, ON BEHALF OF AND FOR THE BENEFIT OF THE SECURED CREDITORS, AS PRIMARY BENEFICIARY

/s/ José Jorge Rivero Méndez By: José Jorge Rivero Méndez Title: Attorney-in-Fact	/s/ Luis Michel Lugo Piña By: Luis Michel Lugo Piña Title: Attorney-in-Fact

[Intentionally left blank.]

Signature page of irrevocable, security, and management trust agreement number CIB/4007 entered into by and between Servicios de Tecnología Aeroportuaria, S.A. de C.V., as Settlor, Scotiabank Inverlat, S.A., Institución de Banca Múltiple, Grupo Financiero Scotiabank Inverlat, acting as collateral agent, on behalf and for the benefit of the Secured Creditors, as Primary Beneficiary and CIBanco, S.A., Institución de Banca Múltiple, as trustee.

CIBANCO, S.A., INSTITUCIÓN DE BANCA MÚLTIPLE.
AS TRUSTEE

/s/ Alonso Rojas Dingler By: Alonso Rojas Dingler Title: Trust Officer	/s/ Gerardo Andrés Sainz González By: Gerardo Andrés Sainz González Title: Trust Officer

[Intentionally left blank.]

Signature page of irrevocable, security, and management trust agreement number CIB/4007 entered into by and between Servicios de Tecnología Aeroportuaria, S.A. de C.V., as Settlor, Scotiabank Inverlat, S.A., Institución de Banca Múltiple, Grupo Financiero Scotiabank Inverlat, acting as collateral agent, on behalf and for the benefit of the Secured Creditors, as Primary Beneficiary and CIBanco, S.A., Institución de Banca Múltiple, as trustee.

Exhibits

Exhibit	DOCUMENT
Exhibit A	SETA Corporate Authorizations
Exhibit B	Credit Agreement and Guarantee Agreement
Exhibit C	SETA Irrevocable Instruction on OMA Distributions
Exhibit D	Form of Notice of Default
Exhibit E	Form of Contribution Agreement
Exhibit F	Form of Foreclosure Request
Exhibit G	Form of Trustee Notice
Exhibit H	Form of Sale Instruction
Exhibit I	Trustee fees and commissions

Exhibit A

SETA Corporate Authorizations

Exhibit B

Credit Agreement and Guarantee Agreement

Exhibit C

SETA Irrevocable Instructions on OMA Distributions

Exhibit D

Form of Notice of Default

Mexico City, [●], [●],20[●]

CIBanco, S.A., Institución de Banca Múltiple,
In its capacity as Trustee of Trust CIB/4007
Mariano Escobedo 595 Piso 8
Plaza Campos Elíseos Uno
Col. Rincón del Bosque, CP. 11580,
Miguel Hidalgo, Ciudad de México
Attention: [●]

Re: Trust CIB/4007 - Notice of Default

Dear Sirs:

We refer to irrevocable security, and management trust agreement number CIB/4007  dated December 7, 2022, entered into by and between Servicios de Tecnología Aeroportuaria, S.A. de C.V., as Settlor, Scotiabank Inverlat, S.A., Institución de Banca Múltiple, Grupo Financiero Scotiabank Inverlat, acting as collateral agent, on behalf and for the benefit of the Secured Creditors, as Primary Beneficiary and CIBanco, S.A., Institución de Banca Múltiple, as trustee (as amended from time to time, the “Trust Agreement”).

Capitalized terms that are not otherwise defined herein have the meaning given to them in the Trust Agreement.

We hereby notify you that an Event of Default has occurred and continues under the Credit Agreement consisting of [description of Event of Default].

Therefore, in accordance with the provisions of (1) Clause Fourth (b) of the Trust Agreement, the Trustee shall comply with the instructions given exclusively by the Primary Beneficiary in accordance with the provisions of the Trust Agreement (including, if applicable, the delivery of instructions to OMA, in accordance with Clause 2.2 for payments of amounts under the TAA Rights to be made directly to the applicable Trust Accounts); and (2) in accordance with the provisions of Clause Tenth of the Trust, the Primary Beneficiary will initiate the relevant procedure by submitting a Foreclosure Request, in accordance with the terms set forth in the Trust.

[If required include instruction for the granting of powers of attorney].

This Notice of Default is given in the manner provided in the Trust Agreement and for all purposes established therein.

Sincerely,

SBI [Scotiabank Inverlat, S.A., Institución de Banca Múltiple, Grupo Financiero Scotiabank Inverlat], acting as Collateral Agent, on behalf of and for the benefit of the Secured Creditors, as Primary Beneficiary of the Trust Agreement

_________________________
By: [●]
Title: Attorney-in-Fact

Exhibit E

Form of Contribution Agreement

Exhibit F

Form of Foreclosure Request

Mexico City, [●], [●], 20[●]

In its capacity as Trustee of Trust CIB/4007
Mariano Escobedo 595 Piso 8
Plaza Campos Elíseos Uno
Col. Rincón del Bosque, CP. 11580,
Miguel Hidalgo, Ciudad de México
Attention: [●]

With a copy to
Servicios de Tecnología Aeroportuaria, S.A. de C.V.
[Address]
Attention: [●]

Re: Trust [●] – Foreclosure Request

Dear Sirs:

We refer to irrevocable security, and management trust agreement number CIB/4007  dated December 7, 2022, entered into by and between Servicios de Tecnología Aeroportuaria, S.A. de C.V., as Settlor, Scotiabank Inverlat, S.A., Institución de Banca Múltiple, Grupo Financiero Scotiabank Inverlat, acting as collateral agent, on behalf and for the benefit of the Secured Creditors, as Primary Beneficiary and CIBanco, S.A., Institución de Banca Múltiple, as trustee (as amended from time to time, the “Trust Agreement”).

Capitalized terms that are not otherwise defined herein have the meanings given to them in the Trust Agreement.

Pursuant to the Notice of Default filed with the Trustee and served on the Settlor on [●] [●] [●], attached hereto as Exhibit “A”, the Primary Beneficiary hereby gives notice and certifies that such Event of Default subsists and it has not been cured within the term set forth in each of the Credit Documents.

Therefore, in accordance with the provisions of Clause Tenth of the Trust Agreement, the Primary Beneficiary, upon prior relevant instructions, hereby irrevocably notifies and instructs the Trustee to initiate the contractual extrajudicial foreclosure procedure agreed and expressly accepted by the parties to the Trust Agreement in Clause Tenth and to proceed to carry out each of the acts set forth therein, for all applicable purposes.

Sincerely,

SBI Scotiabank Inverlat, S.A., Institución de Banca Múltiple, Grupo Financiero Scotiabank Inverlat, acting as Collateral Agent, on behalf of and for the benefit of the Secured Creditors, as Primary Beneficiary of the Trust Agreement

_________________________
By: [●]
Title: Attorney-in-Fact

Exhibit “A”.
To the Foreclosure Request

Notice of Default

Exhibit G

Form of Trustee Notice

[to be performed through a notary public or commercial public attester].

Servicios de Tecnología Aeroportuaria, S.A. de C.V.
[Address]
Attention: [●]

Re: Trust CIB/4007 - Trustee Notice

Dear Sirs:

We refer to irrevocable security, and management trust agreement number CIB/4007  dated December 7, 2022, entered into by and between Servicios de Tecnología Aeroportuaria, S.A. de C.V., as Settlor, Scotiabank Inverlat, S.A., Institución de Banca Múltiple, Grupo Financiero Scotiabank Inverlat, acting as collateral agent, on behalf and for the benefit of the Secured Creditors, as Primary Beneficiary and CIBanco, S.A., Institución de Banca Múltiple, as trustee (as amended from time to time, the “Trust Agreement”).

Capitalized terms that are not otherwise defined herein have the meanings given to them in the Trust Agreement.

Pursuant to the provisions of Clause Tenth of the Trust Agreement, we hereby notify you that we have received a Foreclosure Request under the terms of Exhibit “A” hereto (“Foreclosure Request”).

In view of the foregoing and under the terms of the Trust Agreement, as of the date indicated in this notice, it has a term of 5 (five) Business Days to deliver to the Trustee, with a copy to the Primary Beneficiary, the following documentation: (i) proof of payment in full of the outstanding Secured Obligations, or (ii) proof of compliance with the obligation or obligations that gave rise to the Event of Default related to the Foreclosure Request, or (iii) proof of the extension or novation of the Secured Obligations.

In the event that such documentation is not delivered within the aforementioned term, the extrajudicial foreclosure of the Designated Property will proceed immediately, under the terms of Clause Tenth of the Trust Agreement.

Sincerely,

[CIBanco, S.A., Institución de Banca Múltiple],
In its capacity as Trustee of Trust CIB/4007

_________________________
By: [●]
Title: Trust Officer

_________________________
By: [●]
Title: Trust Officer

Exhibit “A”.
To the Trustee Notice

Foreclosure Request

Exhibit H

Form of Sale Instruction

CIBanco, S.A., Institución de Banca Múltiple,
In its capacity as Trustee of Trust CIB/4007
Mariano Escobedo 595 Piso 8
Plaza Campos Elíseos Uno
Col. Rincón del Bosque, CP. 11580,
Miguel Hidalgo, Ciudad de México

Attention: [●]

With a copy to:

Servicios de Tecnología Aeroportuaria, S.A. de C.V.
[Address]
Attention: [●]

Primary Beneficiary
Scotiabank Inverlat, S.A., Institución de Banca Múltiple, Grupo Financiero Scotiabank Inverlat,
As collateral agent
[Address]
Tel: [●]
Attention: [●]
Email: [●]

Re: Trust CIB/4007  - Sale Instruction

Dear Sirs:

We refer to irrevocable security, and management trust agreement number CIB/4007 dated December 7, 2022, entered into by and between Servicios de Tecnología Aeroportuaria, S.A. de C.V., as Settlor, Scotiabank Inverlat, S.A., Institución de Banca Múltiple, Grupo Financiero Scotiabank Inverlat, acting as collateral agent, on behalf and for the benefit of the Secured Creditors, as Primary Beneficiary and CIBanco, S.A., Institución de Banca Múltiple, as trustee (as amended from time to time, the “Trust Agreement”).

Capitalized terms that are not otherwise defined herein have the meanings given to them in the Trust Agreement.

The undersigned, as Investment Bank appointed pursuant to Clause Tenth of the Trust Agreement, hereby informs that the sale, for a consideration, of [all/part] of the Trust Property, in order to satisfy the payment of the Secured Obligations, will be carried out in accordance with the lots, dates, and packages specified in Exhibit “A” to this Sale Instruction.

This Sale Instruction is exercised in accordance with the terms of the Trust Agreement and for all relevant legal purposes.

Sincerely,

[Investment Bank]

_________________________
By: [●]
Title: Attorney-in-Fact

Exhibit “A”.
To the Sale Instruction

Procedure for the Sale of the Trust Property

Exhibit I

Trustee fees and commissions